EXHIBIT 4.(ii)C

                                                     EXECUTION COPY

                                CREDIT AGREEMENT

                            dated as of May 15, 1996

                                     among

                           FARMLAND INDUSTRIES, INC.,
                                  as Borrower

                               ABN AMRO BANK N.V.
                            THE BANK OF NOVA SCOTIA
                         THE CHASE MANHATTAN BANK, N.A.
                           UNION BANK OF SWITZERLAND,
                      as Managing Agents and Banks


                           BANQUE NATIONALE de PARIS,
                          as Co-Agent and Bank


                  BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY
                                    NBD BANK
                    THE SANWA BANK, LIMITED, CHICAGO BRANCH,
                          as Agents and Banks


                      CAISSE NATIONALE de CREDIT AGRICOLE
                     BANQUE FRANCAISE du COMMERCE EXTERIEUR
                              COMMERCE BANK, N.A.
                         CREDIT LYONNAIS CHICAGO BRANCH
                     DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                             CAYMAN ISLAND BRANCH,
                                as Banks

                                  and

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLENBANK B.A.
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                         as Syndication Agent and Bank

                                      and

                                  CoBANK, ACB,
as Syndication Agent, Administrative Agent, Bid Agent, Letter of Credit Bank and
                                      Bank

                              TABLE OF CONTENTS


ARTICLE I. DEFINITIONS, ACCOUNTING TERMS,
           COMPUTATION OF TIME PERIODS, AND RULES OF
           CONSTRUCTION .........................................  1

     Section 1.01.  Definitions .................................  1
     Section 1.02.  Accounting Terms ............................ 21
     Section 1.03.  Computation of Time Periods ................. 22
     Section 1.04.  Rules of Construction ....................... 22

ARTICLE II.LOANS ................................................ 22

     Section 2.01.  364 Day Facility ............................ 22
     Section 2.02.  Swing Line .................................. 23
     Section 2.03.  Bid Rate .................................... 24
     Section 2.04.  5 Year Facility ............................. 25
     Section 2.05.  All Loans ................................... 26
     Section 2.06.  Notice and Manner of Borrowing for
                364 Day Facility Loans ........................... 26
     Section 2.07.  Notice and Manner of Borrowing for
                Swing Line Advances .............................. 27
     Section 2.08.  Notice and Manner of Requesting Bid Loans .... 27
     Section 2.09.  Notice and Manner of Borrowing
                for 5 Year Facility Loans ........................ 29
     Section 2.10.  Interest Periods ............................. 29
     Section 2.11.  Interest ..................................... 30
     Section 2.12.  Fees ......................................... 30
     Section 2.13.  Notes ........................................ 31
     Section 2.14.  Optional Prepayments ......................... 32
     Section 2.15.  Method of Payment ............................ 33
     Section 2.16.  Use of Proceeds .............................. 33
     Section 2.17.  Conversions or Continuations ................. 34
     Section 2.18.  Netting Advances ............................. 34

ARTICLE III.  LETTERS OF CREDIT................................... 35

     Section 3.01.  Letters of Credit (364 Day) .................. 35
     Section 3.02.  Letters of Credit (5 Year) ................... 36
     Section 3.03.  Letters of Credit (Committed) ................ 37
     Section 3.04.  Application for Letter of Credit ............. 38
     Section 3.05.  Letter of Credit Fees and Expenses ........... 38
     Section 3.06.  Reimbursement Obligation ..................... 39
     Section 3.07.  Relationship between this Agreement
                and Each Letter of Credit Agreement .............. 39
     Section 3.08.  Outstanding Letters of Credit ................ 39
     Section 3.09.  Reimbursement Obligations on Letters of Credit 39

ARTICLE IV.CONDITIONS PRECEDENT .................................. 39

     Section 4.01.  Conditions Precedent to Initial
                Use of a Credit Facility on
                and after the Closing Date ....................... 39
     Section 4.02.  Conditions Precedent to Each Credit Facility . 41
     Section 4.03.  Deemed Representation ........................ 42

ARTICLE V. REPRESENTATIONS AND WARRANTIES ........................ 42

     Section 5.01.  Incorporation, Good Standing
           and Due Qualification ................................. 42
     Section 5.02.  Corporate Power and Authority; No Conflicts .. 42
     Section 5.03.  Legally Enforceable Agreements ............... 43
     Section 5.04.  Litigation ................................... 43
     Section 5.05.  Financial Statements ......................... 43
     Section 5.06.  Ownership and Liens .......................... 44
     Section 5.07.  Taxes ........................................ 44
     Section 5.08.  ERISA ........................................ 44
     Section 5.09.  Operation of Business ........................ 45
     Section 5.10.  No Default on Outstanding Judgments or Orders  45
     Section 5.11.  No Defaults on Other Agreements .............. 45
     Section 5.12.  Labor Disputes and Acts of God ............... 46
     Section 5.13.  Governmental Regulation ...................... 46
     Section 5.14.  Partnerships and Joint Ventures .............. 46
     Section 5.15.  Environmental Protection ..................... 46

ARTICLE VI.AFFIRMATIVE COVENANTS ................................. 46

     Section 6.01.  Maintenance of Eligibility and
           Capitalization ........................................ 47
     Section 6.02.  Maintenance of Existence ..................... 47
     Section 6.03.  Maintenance of Properties .................... 47
     Section 6.04.  Maintenance of Records ....................... 47
     Section 6.05.  Maintenance of Insurance ..................... 47
     Section 6.06.  Compliance with Laws ......................... 48
     Section 6.07.  Right of Inspection .......................... 48
     Section 6.08.  Employee Benefit Plans ....................... 48
     Section 6.09.  Reporting Requirements ....................... 48
     Section 6.10.  Compliance With Environmental Laws ........... 51
     Section 6.11.  Unrestricted Entities ........................ 51

ARTICLE VII.  NEGATIVE COVENANTS.................................. 52

     Section 7.01.  Short Term Institutional Debt ................ 52
     Section 7.02.  Funded Debt .................................. 52
     Section 7.03.  Liens ........................................ 54
     Section 7.04.  Subsidiaries' Stock .......................... 57
     Section 7.05.  Fiscal Year .................................. 57
     Section 7.06.  Sale of Assets ............................... 57
     Section 7.07.  Transactions with Affiliates ................. 57
     Section 7.08.  Mergers, Etc. ................................ 57
     Section 7.09.  Change in Business ........................... 58
     Section 7.10.  Subordinated Debt ............................ 58
     Section 7.11.  Investments .................................. 58

ARTICLE VIII.  FINANCIAL COVENANTS................................ 59

     Section 8.01.  Working Capital .............................. 59
     Section 8.02.  Ratio of Senior Long-Term
           Debt to Average Cash Flow ............................. 59
     Section 8.03.  Ratio of Total Tangible Capital
           Shares and Equities to Total Capitalization ........... 60

ARTICLE IX.EVENTS OF DEFAULT ..................................... 61

     Section 9.01.  Events of Default ............................ 61
     Section 9.02.  Remedies.   .................................. 63

ARTICLE X. PARTICIPATIONS ........................................ 64

     Section 10.01.  Participating Banks' Pro Rata Shares ....... 64
     Section 10.02.  Sale and Purchase of Participations ........ 64
     Section 10.03.  Participation in Fees ...................... 64
     Section 10.04.  Relationship ............................... 65
     Section 10.05.  Procedures ................................. 65
     Section 10.06.  Collections and Remittances ................ 66
     Section 10.07.  Indemnification; Costs and Expenses ........ 67
     Section 10.08.  Administration; Standard of Care ........... 67
     Section 10.09.   Participating Banks' Ownership of
           Interests in the Participations ...................... 68

ARTICLE XI.CHANGE IN CIRCUMSTANCES .............................. 68

     Section 11.01.  Additional Costs ........................... 68
     Section 11.02.  Limitation on Types of Advances ............ 70
     Section 11.03.  Illegality ................................. 70
     Section 11.04.  Treatment of Affected Loans ................ 70
     Section 11.05.  Certain Compensation ....................... 71
     Section 11.06.  Capital Adequacy.   ........................ 72
     Section 11.07.  Right of Substitution ...................... 72

ARTICLE XII.  FACILITY AND SYNDICATION AGENTS.................... 73

     Section 12.01.  Appointment, Powers and Immunities of
           Facility Agents ...................................... 73
     Section 12.02.  Reliance by Facility Agents ................ 73
     Section 12.03.  Defaults ................................... 74
     Section 12.04.  Rights of Facility Agents as Banks ......... 74
     Section 12.05.  Indemnification of Facility Agents ......... 74
     Section 12.06.  Non-Reliance on Facility Agents
           and Syndication Agents and Other Bank Parties ........ 75
     Section 12.07.  Failure of Facility Agents to Act .......... 75
     Section 12.08.  Resignation or Removal of Facility Agents .. 76
     Section 12.09.  Amendments Concerning Agency Function ...... 76
     Section 12.10.  Liability of Facility Agents ............... 76
     Section 12.11.  Transfer of Agency Function ................ 77
     Section 12.12.  Notices to Administrative Agent ............ 77
     Section 12.13.  Reports .................................... 77
     Section 12.14.  Withholding Taxes .......................... 77
     Section 12.15.  Non-Receipt of Funds by Administrative Agent 77

ARTICLE XIII.  MISCELLANEOUS..................................... 78

     Section 13.01.  Amendments and Waivers ..................... 78
     Section 13.02.  Usury ...................................... 79
     Section 13.03.  Expenses; Indemnification .................. 79
     Section 13.04.  Assignment; Participation .................. 80
     Section 13.05.  Notices .................................... 81
     Section 13.06.  Setoff ..................................... 82
     Section 13.07.  Jurisdiction; Immunities ................... 82
     Section 13.08.  Governing Law .............................. 83
     Section 13.09.  Counterparts ............................... 83
     Section 13.10.  Exhibits and Schedules ..................... 83
     Section 13.11.  Table of Contents; Headings ................ 83
     Section 13.12.  Severability ............................... 83
     Section 13.13.  Integration ................................ 83
     Section 13.14.  Renewal of 364 Day Facilities .............. 84
     Section 13.15.  Consents and Terminations .................. 84
     Section 13.16.  Designation as Senior Indebtedness ......... 84
     Section 13.17.  Confidentiality ............................ 85
     Section 13.18.  Agreement in Writing ....................... 85
     Section 13.19.  Jury Trial Waiver .......................... 86

Exhibits

Exhibit A -364 Day Facility Note
Exhibit B -Swing Line Note
Exhibit C -Bid Note
Exhibit D -5 Year Facility Note
Exhibit E -364 Day Borrowing Notice
Exhibit F -Bid Quote Request
Exhibit G -Bid Quote
Exhibit H -Bid Notice of Borrowing
Exhibit I -5 Year Borrowing Notice
Exhibit J -Assignment and Assumption Agreement

Schedules

Schedule 1.01A -Pricing Schedule
Schedule 1.01B -Existing Subordinated Indentures
Schedule 1.01C -Restricted Subsidiaries
Schedule 3.08  -Outstanding Letters of Credit
Schedule 5.04  -Litigation
Schedule 5.07  -Taxes
Schedule 5.08  -ERISA
Schedule 5.14  -Partnerships and Joint Ventures
Schedule 5.15  -Environmental
Schedule 7.11  -Investments

          CREDIT AGREEMENT dated as of May 15, 1996 among FARMLAND INDUSTRIES, INC., a Kansas cooperative corporation ("Borrower"), CoBANK, ACB ("CoBank"), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), ABN AMRO BANK N.V., THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A., UNION BANK OF SWITZERLAND, BANQUE NATIONALE de PARIS, BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, NBD BANK, THE SANWA BANK, LIMITED, CHICAGO BRANCH, CAISSE NATIONALE de CREDIT AGRICOLE, BANQUE FRANCAISE du COMMERCE EXTERIEUR, COMMERCE BANK, N.A., CREDIT LYONNAIS CHICAGO BRANCH, DG BANK DEUTSCHE GENOSSENSCHAFTSBANK, CAYMAN ISLAND BRANCH, and each other lender which may hereafter execute and deliver an Assignment and Assumption Agreement pursuant to Section 13.04 of this Agreement (each a "Bank" and collectively, the "Banks"), CoBank, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), CoBank, as syndication agent for the Banks (in such capacity, together with its successors in such capacity, "Syndication Agent"), Rabobank, as syndication agent for the Banks (in such capacity, together with its successors in such capacity, "Syndication Agent"), and CoBank, as bid agent for the Banks (in such capacity, together with its successors in such capacity, "Bid Agent").

          The parties to this Agreement hereby agree as follows:

                             DEFINITIONS, ACCOUNTING TERMS
             COMPUTATION OF TIME PERIODS, AND RULES OF CONSTRUCTION

               DEFINITIONSAs used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):


          "5 Year Borrowing Notice" has the meaning specified in Section 2.09.

          "5 Year Facility Advance" has the meaning specified in Section 2.04.

          "5 Year Facility Commitment" means the obligation of the Banks to make 5 Year Facility Loans pursuant to Section 2.04.

          "5 Year Facility Commitment Fee" has the meaning specified in Section 2.12.

          "5 Year Facility Loan" has the meaning specified in Section 2.04.

          "5 Year Facility Maturity Date" means May 15, 2001.

          "5 Year Facility Note" has the meaning specified in Section 2.13.

          "364 Day Borrowing Notice" has the meaning specified in Section 2.06.

          "364 Day Facility" means the 364 Day Facility Loans, the Bid Loans, the Swing Line Advances and Letters of Credit (364 Day).

          "364 Day Facility Advance" has the meaning specified in Section 2.01 and as provided in Section 2.03 includes a Bank's Bid Advances.

          "364 Day Facility Commitment" means the obligation of the Banks to make 364 Day Facility Loans pursuant to Section 2.01.

          "364 Day Facility Commitment Fee" has the meaning specified in
Section 2.12.

          "364 Day Facility Loan" has the meaning specified in Section 2.01.

          "364 Day Facility Maturity Date" means May 14, 1997 or such later date as extended in accordance with the provisions of Section 13.14.

          "364 Day Facility Note" has the meaning specified in Section 2.13.

          "Acceptable Credit Rating Agencies" means any and all of D&P, Fitch, Moody's and S&P.

          "Additional Cost" has the meaning specified in Section 11.01.

          "Administrative Agent" has the meaning specified in the preamble.

          "Administrative Agent's Office" means Administrative Agent's address as set forth on the signature page of this Agreement, or such other address as Administrative Agent may designate from time to time by written notice to Borrower, each Bank and Bid Agent.

          "Advance" means a 364 Day Facility Advance or Swing Line Advance or Bid Advance or 5 Year Facility Advance, or any or all of the foregoing, as the context may require.

          "Affected Loan" has the meaning specified in Section 11.04.

          "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agents" means, collectively, Boatmen's First National Bank of Kansas City, NBD Bank and The Sanwa Bank, Limited, Chicago Branch.

          "Agreement" means this Credit Agreement.

          "Annual Operating Budget" means the annual operating budget for Borrower and its Consolidated Subsidiaries in substantially the form of, and containing substantially the same or similar information as set forth in, the Annual Operating Budget (Business Plan) for Borrower and its Consolidated Subsidiaries included in the Confidential Information Memorandum dated April 1996 delivered to the Banks prior to the Closing Date.

          "Applicable Lending Office" means, for each Bank and for each type of Advance, the lending office of such Bank designated as such for such type of Advance on its signature page hereof or in the applicable Assignment and Assumption Agreement or such other office of such Bank as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its Advances of such type are to be made and maintained.

          "Applicable Margin" means the margin specified in the Pricing
Schedule.

          "Application" means each application submitted by Borrower requesting that Letter of Credit Bank issue a Letter of Credit (Committed) for the account of Borrower.

          "Assignee" has the meaning specified in Section 13.04.

          "Asset Acquisition Obligation" means any and all payment obligations under either (1) a conditional sale or title retention agreement, or (2) a Capital Lease.

          "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of Exhibit J, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 13.04.

          "Authorized Person" means any officer or employee or combination thereof of Borrower as authorized by resolutions of its board of directors to act on behalf of Borrower with respect to Letters of Credit (Committed), all as delivered to and accepted by Letter of Credit Bank from time to time.

          "Average Cash Flow" means as of any date the quotient of (1) the total of the Cash Flows for each of the most recently completed prior twelve fiscal quarters for which financial statements have been delivered by Borrower to Administrative Agent in accordance with the terms of this Agreement divided by
(2) the number three.

          "Bank" or "Banks" has the meaning specified in the preamble to this Agreement and when used in connection with the 364 Day Facility Loans, the 364 Day Facility Commitment Fees, the Bid Loans and the Letters of Credit (364 Day) means a Bank providing an Individual 364 Day Facility Commitment and when used in connection with the 5 Year Facility Loans, the 5 Year Facility Commitment Fees, the Letters of Credit (5 Year) and the Participations means a Bank providing an Individual 5 Year Facility Commitment.

          "Bank Parties" means each of the Managing Agents, the Co-Agent, each of the Agents, both Syndication Agents, Administrative Agent, Bid Agent and each Bank.

          "Bank's Office" means in the case of each Bank the office of such Bank designated on the signature page hereof, or as designated in the applicable Assignment and Assumption Agreement or such other office as such Bank may from time to time specify by notice to Borrower and each of the Facility Agents.

          "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in Denver, Colorado, Kansas City, Missouri, or New York, New York, and (2) whenever such day relates to a LIBOR Advance, an Interest Period with respect to a LIBOR Advance, or notice with respect to any LIBOR Advance, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Base Advance" means any Advance when and to the extent the interest rate for such Advance is determined in relation to the Base Rate.

          "Base Loan" means any Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the Base Rate.

          "Base Rate" means, for any day, that rate defined as the "prime rate" as published from time to time in the Eastern Edition of the Wall Street Journal as the average base rate for corporate loans for at least seventy-five percent (75%) of the United States thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to Administrative Agent in its reasonable discretion with the consent of Borrower which will not be unreasonably withheld.

          "Bid Advance" has the meaning specified in Section 2.03.

          "Bid Agent" has the meaning specified in the preamble.

          "Bid Loan" has the meaning specified in Section 2.03.

          "Bid Maturity Date" has the meaning specified in Section 2.08.

          "Bid Note" has the meaning specified in Section 2.13.

          "Bid Notice of Borrowing" has the meaning specified in Section 2.08.

          "Bid Quote" has the meaning specified in Section 2.08.

          "Bid Quote Request" has the meaning specified in Section 2.08.

          "Bid Rate" means the rate of interest offered by a Bank in response to a Bid Quote Request that is accepted by Borrower in accordance with Section 2.08.

          "Board of Governors" means the Board of Governors of the Federal Reserve System.

          "Borrower" has the meaning specified in the preamble.

          "Borrower's Funding Account" means the following account: Commerce Bank, N.A., ABA Number 1010-00019, Beneficiary Account Number 1113170, or such other account as may be designated by Borrower in a written notice to each Facility Agent.

          "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Cash Collateral" means a deposit by Borrower, made in immediately available funds, to a savings, checking or time deposit account at Administrative Agent or the purchase by Borrower of a certificate of deposit issued by Administrative Agent and the execution of all documents and the taking of all steps required to give such Administrative Agent, for the benefit of each of the Banks, a perfected security interest in such deposit or certificate of deposit.

          "Cash Flow" means for any period the total of each of the following for such period (1) Income (Loss) Before Income Taxes and Equity in Net Income
(Loss) of Investee's and Minority Owner's Interest in Net Income (Loss) of Subsidiaries, plus (2) Interest Expense, plus (3) Depreciation and Amortization, plus (4) cash dividends or distributions received by Borrower from any of its Unrestricted Entities, plus (5) Extraordinary Cash Gains, minus (6) Cash Income Taxes, minus (7) Extraordinary Cash Losses.

          "Cash Income Taxes" means for any period income taxes of the Farmland Companies paid in cash during such period (other than any Terra Tax Liability paid in cash during such period).

          "Closing Date" means May 15, 1996.

          "Co-Agent" means Banque Nationale de Paris.

          "CoBank" has the meaning specified in the preamble.

          "Code" means the Internal Revenue Code of 1986.

          "Commitment" means the 364 Day Facility Commitment, the Swing Line Commitment, the 5 Year Facility Commitment, or the Letter of Credit Commitment, or any or all of the foregoing, all as the context may require.

          "Commitment Fees" means the 364 Day Facility Commitment Fees or the 5 Year Facility Commitment Fees, or both, all as the context may require.

          "Consolidated Subsidiary" means any Subsidiary of Borrower that should be included in Borrower's consolidated financial statements, all as determined in accordance with GAAP.

          "Credit Facilities" means any or all of the Loans and Letters of Credit.

          "Credit Rating" means a prospective or preliminary credit rating or definitive or final credit rating of an Acceptable Credit Rating Agency on long term senior unsecured debt of Borrower of One Hundred Million Dollars ($100,000,000) or more, including but not limited to the prospective rating of Baa2 by Moody's set forth in its letter dated March 1, 1996 and the preliminary rating of BB+ by S&P set forth in its letter dated March 4, 1996.

          "Current Assets" means at any time total current assets of the Farmland Companies.

          "Current Liabilities" means at any time total current liabilities of the Farmland Companies.

          "Current Portion of Funded Debt" means, as of the date of determination, all Funded Debt which matures within one year or less from the date of determination and is not extendable or renewable at the option of the applicable Farmland Company in a manner that it may become payable more than one year from the date of determination.

          "Current Portion of Subordinated Debt" means, as of the date of determination, all Subordinated Debt which is due and payable within one year or less from the date of determination and is not extendable or renewable at the option of Borrower in a manner that it may become payable more than one year from the date of determination.

          "Debt" means as to any Person: (1) indebtedness or liability of such Person for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations of such Person as lessee under Capital Leases; (3) obligations of such Person under letters of credit issued for its account; (4) all obligations of such Person arising under bankers' or trade acceptance facilities; (5) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor of another Person against loss;
(6) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and (7) all obligations of such Person under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

          "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Default Rate" means, with respect to an amount of any Advance not paid when due, a rate per annum equal to: (1) if such Advance is a Base Advance, a variable rate two percent (2%) above the rate of interest then in effect thereon; (2) if such Advance is a LIBOR Advance, a fixed rate two percent (2%) above the rate of interest in effect thereon (including the Appli-cable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Advance; and (3) if such Advance is a Bid Advance, a fixed rate two percent (2%) above the rate of interest in effect thereon at the time of default until the applicable Bid Maturity Date and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Advance.

          "Deferred Income Taxes" means at any time the deferred income taxes of the Farmland Companies.

          "Depreciation and Amortization" means for any period depreciation and amortization of the Farmland Companies.

          "Dollars" and the sign "$" mean lawful money of the United States of America.

          "D&P" means Duff & Phelps Credit Rating Co.

          "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

          "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person
(1) affecting or relating to Borrower's or any of its Restricted Subsidiaries' compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower or such Subsidiary, (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's or such Subsidiary's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility; and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, including any rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term "ERISA Affiliate" shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.

          "Event of Default" has the meaning specified in Section 9.01.

          "Existing Credit Agreement" means the Credit Agreement dated as of May 19, 1994 among Borrower, the banks signatory to such Agreement, and each of the Syndication Agents, as amended.

          "Extraordinary Cash Gains" means for any period extraordinary gains of the Farmland Companies which result in the Farmland Companies receipt of cash during such period.

          "Extraordinary Cash Losses" means for any period extraordinary losses of the Farmland Companies which result in the Farmland Companies payment of cash during such period (other than any Terra Tax Liability paid during such period).

          "Facility Agents" means, collectively, Administrative Agent and Bid Agent.

          "Farmland Companies" means at any time Borrower and each of the Restricted Subsidiaries.

          "Fee Letters" means, collectively, the fee letter dated March 28, 1996 from the Syndication Agents to Borrower, the fee letter dated May 9, 1996 from Administrative Agent to Borrower and the fee letter dated May 9, 1996 from Bid Agent to Borrower.

          "Fiscal Year" means each period from September 1 to August 31.

          "Fitch" means Fitch Investors Service, L.P.

          "Funded Debt" means at any time the sum, without duplication, of (1) all Long-Term Debt, plus (2) all indebtedness for borrowed money or for the deferred purchase price for property or services which matures one year or less from the date of determination but is extendable or renewable at the sole option of Borrower or any Restricted Subsidiary, as the case may be, in such a manner that it may become payable more than one year from the date of determination. Notwithstanding the foregoing, "Funded Debt" shall not include any indebtedness or obligation under (1) or (2) above in respect of which all required payments or redemptions have been made or deposited with the Person (other than Borrower) to receive such payments or redemptions under the terms of the documents, if any, evidencing such indebtedness or obligation, or have been set aside and segregated in trust by Borrower.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Good Faith Contest" means the contest of an item if (1) the item is diligently contested in good faith by appropriate proceedings timely instituted,
(2) either the item is (a) bonded or (b) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP, (3) during the period of such contest, the enforcement of any contested item is effectively stayed, and (4) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Change.

          "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any applicable Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

          "Income (Loss) Before Income Taxes and Equity in Net Income (Loss) of Investee's and Minority Owner's Interest in Net Income (Loss) of Subsidiaries" means for any period the income (loss) before income taxes and equity in net income (loss) of investee's and minority owner's interest in net (income) loss of subsidiaries for the Farmland Companies.

          "Individual 5 Year Facility Commitment" means, with respect to each Bank, the commitment of such Bank to make 5 Year Facility Advances hereunder in an amount set forth opposite such Bank's name on the signature page hereto, or as designated in the applicable Assignment and Assumption Agreement, provided, however, that the aggregate of all the Individual 5 Year Facility Commitments shall at no time exceed the Total 5 Year Facility Commitment.

          "Individual 364 Day Facility Commitment" means, with respect to each Bank, the commitment of such Bank to make 364 Day Facility Advances hereunder in an amount set forth opposite such Bank's name on the signature page hereto, or as designated in the applicable Assignment and Assumption Agreement, provided, however, that the aggregate of all the Individual 364 Day Facility Commitments shall at no time exceed the Total 364 Day Facility Commitment.

          "Individual Letter of Credit (5 Year) Obligations" means, with respect to each Bank, the total, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit (5 Year) issued by such Bank, (2) the aggregate amount of all unreimbursed obligations on all such Letters of Credit (5 Year) and (3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) above, provided, however, this definition does not include Letter of Credit (5 Year) Advances.

          "Individual Letter of Credit (364 Day) Obligations" means, with respect to each Bank, the total, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit (364 Day) issued by such Bank, (2) the aggregate amount of all unreimbursed obligations on all such Letters of Credit (364 Day) and (3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) above, provided, however, this definition does not include Letter of Credit (364
Day) Advances.

          "Instrument" means with respect to each Letter of Credit (Committed), each written demand for payment under such Letter of Credit (Committed), whether in the form of a draft, receipt, acceptance, or teletransmission, including but not limited to telex or cable.

          "Interest Expense" means for any period interest expense of the Farmland Companies.

          "Interest Period" means with respect to any LIBOR Advance, the period commencing on the date such Advance is made, converted from a Base Advance, or renewed, as the case may be, and ending, as Borrower may select pursuant to
Section 2.10 on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month

          "Interim Income" means, for any period from the start of the Fiscal Year in which it is determined to the date of determination, the sum, without duplication, of (1) Income (Loss) Before Income Taxes and Equity in Net Income
(Loss) of Investee's and Minority Owner's Interest in Net Income (Loss) of Subsidiaries for such period, plus (2) cash dividends or distributions received by Borrower from any Unrestricted Entity during such period.

          "Investment" means, with respect to any Person, (1) any loan or advance by such Person to any other Person, (2) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (3) the providing by such Person of any performance or standby letter of credit where the proceeds of such letter of credit are to be used for the benefit of any other Person, (4) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (5) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or Debts of any other Person (other than by endorsement for collection in the ordinary course of business), (6) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (7) an agreement to supply or advance any funds, assets, goods or services, or (8) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss.

          "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority, including any judicial or administrative order, consent decree or judgment.

          "Letter of Credit (5 Year)" has the meaning specified in Section 3.02.

          "Letter of Credit (5 Year) Agreement" means the application for a letter of credit and/or reimbursement agreement entered into between Borrower and the applicable Bank with regard to a Letter of Credit (5 Year).

          "Letter of Credit (5 Year) Advance" has the meaning specified in
Section 3.09.

          "Letter of Credit (364 Day)" has the meaning specified in Section
3.01.

          "Letter of Credit (364 Day) Agreement" means the application for a letter of credit and/or reimbursement agreement entered into between Borrower and the applicable Bank with regard to a Letter of Credit (364 Day).

          "Letter of Credit (364 Day) Advance" has the meaning specified in
Section 3.09.

          "Letter of Credit Agreements" means the Letter of Credit (364 Day) Agreements, the Letter of Credit (5 Year) Agreements and the Letter of Credit (Committed) Agreements, or any or all of the foregoing, all as the context may require.

          "Letter of Credit Bank" means CoBank.

          "Letter of Credit Bank's Office" means the office of Letter of Credit Bank designated on the signature page hereof or such other office as Letter of Credit Bank may from time to time specify by notice to Borrower and each Facility Agent.

          "Letter of Credit (Committed)" has the meaning specified in Section 3.03.

          "Letter of Credit (Committed) Agreement" means the application for a letter of credit and/or reimbursement agreement entered into between Borrower and Letter of Credit Bank with regard to a Letter of Credit (Committed).

          "Letter of Credit (Committed) Advance" has the meaning specified in
Section 3.09.

          "Letter of Credit Commitment" has the meaning specified in Section
3.03.

          "Letter of Credit Fees" has the meaning specified in Section 3.05.

          "Letters of Credit" means the Letters of Credit (364 Day), the Letters of Credit (5 Year) or the Letters of Credit (Committed), or any or all of the foregoing, all as the context may require.

          "LIBOR Advance" means any Advance when and to the extent the interest rate therefor is determined by reference to the LIBOR Rate.

          "LIBOR Base Rate" means a rate for deposits in Dollars, with maturities comparable to the selected LIBOR Interest Period, that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace the 3750 page of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits), determined as of 11:00 a.m. (London time), two (2) Banking Days prior to the commencement of such Interest Period.

          "LIBOR Loan" means a Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the LIBOR Rate.

          "LIBOR Rate" means, for each LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Advance for such Interest Period divided by (2) one minus the LIBOR Reserve Requirement for such Interest Period.

          "LIBOR Reserve Requirement" means, for any LIBOR Advance, the average actual rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Advance under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, but without duplication, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of LIBOR Base Rate in Section 1.01 or (2) any category of extensions of credit or other assets which include LIBOR Advances.

          "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

          "Loan Documents" means each and every one of this Agreement, the Notes, and the Letter of Credit Agreements.

          "Loans" means the 364 Day Facility Loans, the Swing Line Advances, the Bid Loans or the 5 Year Facility Loans, or any or all of the foregoing, all as the context may require.

          "Long-Term Debt" means at any time the long-term debt (excluding current maturities) of the Farmland Companies.

          "Managing Agents" means, collectively, ABN AMRO Bank N.V., The Bank of Nova Scotia, The Chase Manhattan Bank, N.A. and Union Bank of Switzerland.

          "Material Adverse Change" means either (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of the Farmland Companies taken together, or (2) any event or occurrence of whatever nature which could reasonably be expected to have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents, provided, however, both a Terra Tax Event (Initial) and a Terra Tax Event (Final) are excluded from the definition, therefore, the occurrence of either or both Events will not result in a Material Adverse Change for purposes of this Agreement.

          "Minimum Assignment" means, with respect to each Bank that is making an assignment in accordance with the terms of Section 13.04, an assignment of Commitments and Credit Facilities with an aggregate principal or face amount of at least Twenty Million Dollars ($20,000,000) where such amount is determined by aggregating each of the following assigned by such Bank: (1) Unused 364 Day Facility Commitment, (2) the aggregate principal amount of the outstanding 364 Day Facility Advances, (3) Individual Letter of Credit (364 Day) Obligations,
(4) Unused 5 Year Facility Commitment, (5) the aggregate principal amount of the outstanding 5 Year Facility Advances, (6) Individual Letter of Credit (5 Year) Obligations, and (7) with respect to each Participating Bank, the aggregate amount of such Bank's Participations, and with respect to Letter of Credit Bank, the Total Letter of Credit (Committed) Obligations minus the aggregate amount of all Participations.

          "Minimum Hold" means, with respect to each Bank, the amount specified below for such Bank where the amount specified below is the aggregate amount of each of the following for the assigning Bank as of the date of, and after giving effect to, an assignment in accordance with the terms of Section 13.04: (1) Unused 364 Day Facility Commitment, (2) the aggregate principal amount of the outstanding 364 Day Facility Advances, (3) Individual Letter of Credit (364 Day) Obligations, (4) Unused 5 Year Facility Commitment, (5) the aggregate principal amount of the Outstanding 5 Year Facility Advances, (6) Individual Letter of Credit (5 Year) Obligations, and (7) with respect to each Participating Bank, the aggregate amount of such Bank's Participations, and with respect to Letter of Credit Bank, the Total Letter of Credit (Committed) Obligations minus the aggregate amount of all Participations.

          Bank                Minimum Amount

     Syndication Agent        $75,000,000
     Managing Agent           $50,000,000
     Co-Agent                 $40,000,000
     Agent                    $25,000,000
     Bank                     $15,000,000

          "Monthly Date" means the first Banking Day of each month occurring on or after the Closing Date.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA.

          "Non-Current Assets" means the total of (1) Total Assets minus (2) Current Assets.

          "Notes" means the 364 Day Facility Notes, the Swing Line Notes, the Bid Notes or the 5 Year Facility Notes, or any or all of the foregoing, all as the context may require.

          "Operating Lease" means any lease of Borrower or any Restricted Subsidiary under which Borrower or such Restricted Subsidiary is lessee, other than a Capital Lease.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participating Banks" means all of the Banks other than Letter of Credit Bank.

          "Participant" has the meaning specified in Section 13.04.

          "Participation" has the meaning specified in Section 10.01.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Investments" means (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (2) certificates of deposit maturing within one year from the date of acquisition thereof issued by (i) any Bank or (ii) any commercial bank with a short term credit rating of either of the two highest short term credit ratings provided by either S&P or Moody's, (3) commercial paper payable in the United States of America in Dollars and rated as at any date of determination A-1 or better (or comparably if the rating system is changed) by S&P or P-1 or better (or comparably if the rating system is changed) by Moody's, (4) travel and other similar advances to officers and employees of Borrower or a Restricted Subsidiary in the ordinary course of business, (5) payments of amounts required to satisfy patronage refunds or equity redemptions of Borrower or any Restricted Subsidiary as determined by the Board of Directors of Borrower or such Restricted Subsidiary, as the case may be, and (6) Investments in CoBank.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, limited liability company or other entity of whatever nature.

          "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Restricted Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Restricted Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

          "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, encapsulation, disposal, transportation, spill, discharge and release.

          "Pricing Schedule" means the Pricing Schedule attached to this Agreement as Schedule 1.01A.

          "Prohibited Transaction" means any transaction prohibited under
Section 406 of ERISA or Section 4975 of the Code.

          "Pro Rata Share" means with respect to each Participating Bank (1) in the case of each Letter of Credit (Committed) a fraction, the numerator of which is such Bank's Unused 5 Year Facility Commitment as of the date the Letter of Credit (Committed) is requested by Borrower and the denominator of which is the total of all the Banks' Unused 5 Year Facility Commitments as of the date the Letter of Credit (Committed) is requested by Borrower and (2) in the case of each Letter of Credit (Committed) Advance, the same share of such Advance as such Bank had in the Letters of Credit (Committed), the reimbursement obligation of which was satisfied with such Letter of Credit (Committed) Advance.

          "Quarterly Date" means each March 31, June 30, September 30 and December 31.

          "Rabobank" has the meaning specified in the preamble.

          "Regulation D" means Regulation D of the Board of Governors.

          "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or municipal Laws or foreign Laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state, or municipal Law or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

          "Requisite Banks" means at any time Banks that are providing at least sixty-seven percent (67%) of all the Commitments taken as a whole (other than the Letter of Credit Commitment), provided, however, that at least one (1) such Bank is not a Syndication Agent.

          "Restricted Subsidiary" means each Subsidiary of Borrower listed on
Schedule 1.01C and each Subsidiary of Borrower or a Restricted Subsidiary formed, created or acquired in accordance with the terms of this Agreement after the Closing Date and designated in a written notice from Borrower to Administrative Agent as a Restricted Subsidiary.

          "Selected Credit Ratings" means the then effective Credit Ratings of two (2) of the Acceptable Credit Rating Agencies, provided that at least one (1) of such two (2) Agencies is either S&P or Moody's.

          "Senior Long-Term Debt" means at any time Long Term Debt other than Subordinated Debt.

          "Short Term Indenture Debt" means indebtedness for borrowed money of Borrower which is (1) due either on demand or within one year of the issuance thereof where such indebtedness is not extendable or renewable at the option of Borrower in a manner that it may become payable more than one year from the date of issuance thereof and (2) issued or incurred under the Indenture dated November 20, 1981 (as amended) from Borrower to Commerce Bank, N.A., as Trustee.

          "Short Term Institutional Debt" means (1) indebtedness or liability for borrowed money of Borrower or any Restricted Subsidiary which is (a) due either on demand or within one year of the issuance thereof where such indebtedness or liability is not extendable or renewable at the option of Borrower or any Restricted Subsidiary, as the case may be, in a manner that it may become payable more than one year from the date of issuance or incurrence thereof, and (b) owed to any bank, insurance company, finance company or other financial institution, and (2) obligations under letters of credit issued for the account of Borrower or any Restricted Subsidiary by any bank, insurance company, finance company or other financial institution.

          "S&P" means Standard & Poor's Rating Group, a division of the McGraw-Hill Companies.

          "Subordinated Debt" means indebtedness for borrowed money of Borrower which is any of the following (1) indebtedness for borrowed money issued pursuant to and subject to the terms of any Indenture listed on Schedule 1.01B, Existing Subordinated Indentures, including the Subordinated certificates of investment and capital investment certificates - 6% to 9.5%, maturing 1996 through 2014, and Subordinated monthly interest certificates - 6.25% to 12%, maturing 1996 through 2014, (2) indebtedness for borrowed money issued or incurred after the Closing Date but subject to subordination provisions no less favorable to the Banks than the subordination provisions specified in Section
4.05 of the Indenture dated November 11, 1985 from Borrower to Commerce Bank, N.A., as Trustee, or (3) indebtedness for borrowed money subordinated on terms acceptable to the Requisite Banks in their sole discretion.

          "Subsidiary" means, as to any Person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power, or more than fifty percent (50%) of general partnership interest at the time is owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

          "Substantial Subsidiary" shall mean a Restricted Subsidiary or a Subsidiary of a Restricted Subsidiary where the book value of its total assets (as determined in accordance with GAAP) is equal to or greater than five percent (5%) of the book value of the Total Assets of the Farmland Companies.

          "Supermajority Banks" means at any time the Banks that are providing at least ninety percent (90%) of all the Commitments taken as a whole (other than the Letter of Credit Commitment).

          "Swing Line Advance" has the meaning specified in Section 2.02.

          "Swing Line Bank" means CoBank.

          "Swing Line Bank's Office" means Swing Line Bank's address as set forth on the signature page of this Agreement, or such other address as Swing Line Bank may designate from time to time by written notice to Borrower and Administrative Agent.

          "Swing Line Borrowing Notice" has the meaning specified in
Section 2.07.

          "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Advances pursuant to Section 2.02.

          "Swing Line Facility" means Twenty-Five Million Dollars ($25,000,000).

          "Swing Line Maturity Date" has the meaning specified in Section 2.07.

          "Swing Line Note" has the meaning specified in Section 2.13.

          "Swing Line Quote Request" has the meaning specified in Section 2.07.

          "Swing Line Rate" has the meaning specified in Section 2.07.

          "Syndication Agents" means, collectively, CoBank and Rabobank.

          "Terra Tax Amount" means the total amount Borrower is required to, or agrees to, pay in connection with its Terra Tax Liability, including but not limited to interest and penalties thereon.

          "Terra Tax Event (Final)" means the earlier of: (1) the date any or all of the Farmland Companies are obligated to pay any or all of their Terra Tax Liability, or (2) the date any or all of the Farmland Companies agree to pay a Terra Tax Liability and all required approvals of the appropriate Governmental Authorities for such agreement have been obtained.

          "Terra Tax Event (Initial)" means the earlier of: (1) the date that the Tax Court determines that there is a Terra Tax Liability, or (2) the date that any of the financial statements for the Farmland Companies reflect any actual or contingent liabilities or any reserves for the Terra Tax Liability.

          "Terra Tax Liability" means any and all obligations of any or all of the Farmland Companies to pay taxes, interest and penalties based upon, resulting from or due in connection with the sale of Terra Resources, Inc. in 1983.

          "Total 5 Year Facility Commitment" means Four Hundred Fifty Million Dollars ($450,000,000).

          "Total 364 Day Facility Commitment" means Six Hundred Fifty Million Dollars ($650,000,000), and in any event shall include the Swing Line Commitment.

          "Total Assets" means at any time the total assets of the Farmland Companies.

          "Total Capital Shares and Equities" means at any time the sum of (1) the total capital shares and equities of the Farmland Companies plus (2) to the extent not included in (1), Interim Income.

          "Total Capitalization" means at any time the sum, without duplication, of (1) Funded Debt, plus (2) Deferred Income Taxes, plus (3) Total Capital Shares and Equities.

          "Total Letter of Credit (364 Day) Obligations" means at any time an amount equal to the sum, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit (364 Day), (2) the aggregate amount of all unreimbursed obligations on Letters of Credit (364 Day), and (3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) above, provided, however, this definition does not include any Letter of Credit (364 Day) Advances.

          "Total Letter of Credit (5 Year) Obligations" means at any time an amount equal to the sum, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit (5 Year), (2) the aggregate amount of all unreimbursed obligations on Letters of Credit (5 Year), and (3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) above, provided, however, this definition does not include any Letter of Credit (5 Year) Advances.

          "Total Letter of Credit (Committed) Obligations" means at any time an amount equal to the sum, without duplication, of (1) the aggregate undrawn face amount of all outstanding Letters of Credit (Committed), (2) the aggregate amount of all unreimbursed obligations on Letters of Credit (Committed), and (3) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1) or (2) or above, provided, however, this definition does not include any Letter of Credit (Committed) Advances.

          "Total Tangible Capital Shares and Equities" means as of any date Total Capital Shares and Equities less all goodwill of the Farmland Companies.

          "Trinidad Project" means the development, construction and operation of a 1,850 metric ton per day ammonia production facility in the Republic of Trinidad and Tobago.

          "Uniform Customs and Practice" means, with respect to each Letter of Credit (Committed), the Uniform Customs and Practice for Documentary Letters of Credit (1992 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revision thereof adhered to by Letter of Credit Bank on the date such Letter of Credit (Committed) is issued.

          "Unrestricted Entities" means all Persons in which Borrower or any Consolidated Subsidiary owns an Investment other than the Restricted Subsidiaries.

          "Unused 5 Year Facility Commitment" means at any time, with respect to any Bank, the amount (which in no event shall be less than zero) that is equal to (1) such Bank's Individual 5 Year Facility Commitment minus (2) the total, without duplication, of (a) the aggregate outstanding principal amount of such Bank's 5 Year Facility Advances, (b) the aggregate outstanding principal amount of such Bank's Letter of Credit (5 Year) Advances, (c) all Individual Letter of Credit (5 Year) Obligations of Borrower to such Bank, (d) the principal amount of all 5 Year Facility Advances which such Bank is obligated to make as a result of Borrower having furnished notice to the Banks pursuant to Section 2.09 hereof, and (e) in the case of each Participating Bank, the aggregate amount of all of its Participation, and in the case of Letter of Credit Bank, the amount of the Total Letter of Credit (Committed) Obligations minus the aggregate amount of all the Participations.

          "Unused 364 Day Facility Commitment" means at any time, with respect to any Bank, the amount (which in no event shall be less than zero) that is equal to (1) such Bank's Individual 364 Day Facility Commitment minus (2) the total, without duplication, of (a) the aggregate outstanding principal amount of such Bank's 364 Day Facility Advances (including its Bid Advances), (b) the aggregate outstanding principal amount of such Bank's Letter of Credit (364 Day) Advances, (c) all Individual Letter of Credit (364 Day) Obligations of Borrower to such Bank, and (d) the principal amount of all 364 Day Facility Advances which such Bank is obligated to make as a result of Borrower having furnished notice to the Banks pursuant to Section 2.06 hereof.

          ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All accounting terms which are defined herein with regard to the Farmland Companies (1) shall mean such accounting term determined on a combined basis in accordance with GAAP for Borrower and each of its Restricted Subsidiaries where it is assumed that only the Restricted Subsidiaries are Subsidiaries of Borrower,
     (2) during the period between the Terra Tax Event (Initial) and the Terra Tax Event (Final) all Terra Tax Liabilities reflected in the financial statements of the Farmland Companies will be excluded and will not be counted for purposes of determining compliance with any provisions of this Agreement, including but not limited to Article VIII, or in determining the Applicable Margin on LIBOR Loans, and (3) in the case of a Restricted Subsidiary acquired after the Closing Date (by merger, consolidation, purchase of assets or otherwise) all financial activities occurring on or before such acquisition will be excluded and will not be counted for purposes of determining compliance with any provisions of this Agreement, including but not limited to Article VIII, or in determining the Applicable Margin on LIBOR Loans. All financial data required to be delivered hereunder shall be prepared in accordance with GAAP (except as specified above and as otherwise provided in this Agreement).

               COMPUTATION OF TIME PERIODS. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

               RULES OF CONSTRUCTION. When used in this Agreement: (1) a reference to a Law includes any amendment or modification to such Law; (2) a reference to a Person includes its permitted successors and permitted assigns and a reference to a Person in a particular capacity excludes such Person in any other capacity; (3) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time and, if applicable, as permitted by the Loan Documents, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor; (4) reference to any gender includes each other gender; (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (6) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto; and (7) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Any reference to Central time shall mean such time as in effect in the United States of America.
                                         LOANS

                    SECTION 2.01. 364 DAY FACILITY. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (each loan made by an individual Bank pursuant to this Section 2.01 a "364 Day Facility Advance" and the total of all such loans made by all the Banks at the same time, the "364 Day Facility Loans") to Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided that

          (1) with respect to all Banks, the aggregate principal amount of all 364 Day Facility Advances (including but not limited to the aggregate principal amount of all outstanding Bid Advances) outstanding at any time does not exceed the total of (a) the Total 364 Day Facility Commitment, minus (b) the Total Letter of Credit (364 Day) Obligations, minus (c) the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances, minus (d) the aggregate principal amount of all outstanding Swing Line Advances;

          (2) with respect to each Bank (other than the Swing Line Bank), the aggregate principal amount of such Bank's 364 Day Facility Advances (including but not limited to all of such Bank's Bid Advances) outstanding at any time does not exceed the total of (a) such Bank's Individual 364 Day Facility Commitment, minus (b) such Bank's Individual Letter of Credit (364
     Day) Obligations, minus (c) the aggregate principal amount of all Letter of Credit (364 Day) Advances made by such Bank, and

          (3) with respect to the Swing Line Bank, the aggregate principal amount of such Bank's 364 Day Facility Advances (including but not limited to all of such Bank's Bid Advances) outstanding at any time does not exceed the total of (a) such Bank's Individual 364 Day Facility Commitment, minus
     (b) such Bank's Individual Letter of Credit (364 Day) Obligations, minus
     (c) the aggregate principal amount of all Letter of Credit (364 Day) Advances made by such Bank, minus (d) the aggregate principal amount of all outstanding Swing Line Advances.

          Each 364 Day Facility Loan will be made by the Banks ratably in proportion to their Unused 364 Day Facility Commitments determined as of (1) in the case of LIBOR Loans, the close of business on the Banking Day Borrower delivers the 364 Day Borrowing Notice pursuant to which Borrower requests such LIBOR Loan, and (2) in the case of Base Loans, 12:31 p.m. (Central Time) on the Banking Day Borrower delivers the 364 Day Borrowing Notice pursuant to which Borrower requests such Base Loan. Each 364 Day Facility Loan which shall not utilize the Total 364 Day Facility Commitment in full shall be in the minimum amount of Ten Million Dollars ($10,000,000) and in integral multiples of One Million Dollars ($1,000,000). Within the limits of the Total 364 Day Facility Commitment, Borrower may borrow, make an optional prepayment pursuant to Section 2.14, and reborrow under this Section.

                    SECTION 2.02. SWING LINE. Subject to the terms and conditions of this Agreement, Swing Line Bank agrees to make loans (each loan made by Swing Line Bank pursuant to this Section 2.02 a "Swing Line Advance") to Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided that the aggregate principal amount of all Swing Line Advances outstanding at any time does not exceed the lesser of

          (1) Swing Line Facility, or

          (2) the total of (a) Swing Line Bank's Individual 364 Day Facility Commitment, minus (b) the aggregate principal amount of all of such Bank's 364 Day Facility Advances (including but not limited to its Bid Advances), minus (c) such Bank's Individual Letter of Credit (364 Day) Obligations, minus (d) the aggregate principal amount of all Letter of Credit (364 Day) Advances made by such Bank.

          Each Swing Line Advance which shall not utilize the Swing Line Commitment in full shall be in the minimum amount of One Hundred Thousand Dollars ($100,000) and in integral multiples of Ten Thousand Dollars ($10,000). Within the limits of the Swing Line Commitment, Borrower may borrow, make an optional prepayment pursuant to Section 2.14, and reborrow under this Section.

          SECTION 2.03. BID RATE. Subject to the terms and conditions of this Agreement, including the procedures set forth in Section 2.08, each Bank may in its sole discretion make loans (each loan made by a Bank pursuant to this Section 2.03 a "Bid Advance" and the total of such loans the "Bid Loans") to Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided that with respect to all Banks, the aggregate principal amount of all Bid Advances outstanding at any time does not exceed the total of (a) the Total 364 Day Facility Commitment, minus (b) the aggregate principal amount of all outstanding 364 Day Facility Advances (other than the Bid Advances), minus (c) the Total Letter of Credit (364 Day) Obligations, minus (d) the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances, minus (e) the aggregate principal amount of all outstanding Swing Line Advances, with respect to each Bank (other than the Swing Line Bank), the aggregate principal amount of such Bank's Bid Advances outstanding at any time does not exceed the total of (a) such Bank's Individual 364 Day Facility Commitment, minus (b) such Bank's 364 Day Facility Advances (other than its Bid Advances), minus (c) such Bank's Individual Letter of Credit (364 Day) Obligations, minus (d) the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances made by such Bank, and with respect to the Swing Line Bank, the aggregate principal amount of such Bank's Bid Advances outstanding at any time does not exceed the total of (a) such Bank's Individual 364 Day Facility Commitment, minus (b) such Bank's 364 Day Facility Advances (other than its Bid Advances), minus
     (c) such Bank's Individual Letter of Credit (364 Day) Obligations, minus
     (d) the aggregate principal amount of all outstanding Letter of Credit (364
     Day) Advances made by such Bank, minus (e) the aggregate principal amount of all outstanding Swing Line Advances.

          In the case of Bid Loans, each Bid Quote Request shall be in an amount at least equal to Ten Million Dollars ($10,000,000) and in integral multiples of One Million Dollars ($1,000,000), and each Bid Quote shall be in an amount at least equal to the lesser of (a) Five Million Dollars ($5,000,000) or (b) such Bank's Unused 364 Day Facility Commitment. Each Bid Advance made by the applicable Bank will be in the amount of its bids that are accepted by Borrower in accordance with Section 2.08.

          For purposes of this Agreement, each Bid Advance will be a 364 Day Facility Advance and each Bid Loan will be a 364 Day Facility Loan.

          SECTION 2.04. 5 YEAR FACILITY. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (each loan made by a Bank pursuant to this Section 2.04 a "5 Year Facility Advance" and the total of all such loans made by all the Banks at the same time, the "5 Year Facility Loans") to Borrower from time to time during the period from the Closing Date to the 5 Year Facility Maturity Date, provided that

          (1) with respect to all Banks, the aggregate principal amount of all 5 Year Facility Advances outstanding at any time does not exceed the total of
     (a) the Total 5 Year Facility Commitment, minus (b) the Total Letter of Credit (5 Year) Obligations, minus (c) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances, minus (d) the Total Letter of Credit (Committed) Obligations, minus (e) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances,

          (2) with respect to each Bank (other than Letter of Credit Bank), the aggregate principal amount of such Bank's 5 Year Facility Advances outstanding at any time does not exceed the total of (a) such Bank's Individual 5 Year Facility Commitment, minus (b) such Bank's Individual Letter of Credit (5 Year) Obligations, minus (c) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances made by such Bank, minus (d) the aggregate amount of such Bank's Participations, and

          (3) with respect to Letter of Credit Bank, the aggregate principal amount of such Bank's 5 Year Facility Advances outstanding at any time does not exceed the total of (a) such Bank's Individual 5 Year Facility Commitment, minus (b) such Bank's Individual Letter of Credit (5 Year) Obligations, minus (c) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances made by such Bank, minus (d) the Total Letter of Credit (Committed) Obligations minus the aggregate amount of all Participations in such Obligations, minus (e) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances minus the aggregate amount of all Participations in such Advances.

          Each 5 Year Facility Loan will be made by the Banks ratably in proportion to their Unused 5 Year Facility Commitments determined as of (1) in the case of LIBOR Loans, the close of business on the Banking Day Borrower delivers the 5 Year Borrowing Notice pursuant to which Borrower requests such LIBOR Loan; and (2) in the case of Base Loans, 12:31 p.m. (Central Time) on the Banking Day Borrower delivers the 5 Year Borrowing Notice pursuant to which Borrower requests such Base Loan. Each 5 Year Facility Loan which shall not utilize the Total 5 Year Facility Commitment in full shall be in the minimum amount of Ten Million Dollars ($10,000,000) and in integral multiples of One Million Dollars ($1,000,000). Within the limits of the Total 5 Year Facility Commitment, Borrower may borrow, make an optional prepayment pursuant to Section 2.14, and reborrow under this Section.

          SECTION 2.05. ALL LOANS. The failure of any Bank to make any requested 364 Day Facility Advance or Swing Line Advance or Bid Advance or 5 Year Facility Advance to be made by it on the date specified for such Advance shall not relieve any other Bank of its obligation (if any) to make any Advance on such date, but no Bank shall be responsible for the failure of any other Bank to make any such Advance to be made by such other Bank. In addition, no Bank shall be responsible for either the failure of the Swing Line Bank to make a Swing Line Advance or the failure of any other Bank to make a Bid Advance.

          SECTION 2.06. NOTICE AND MANNER OF BORROWING FOR 364 DAY FACILITY Loans. Borrower shall give Administrative Agent prior written or telegraphic or facsimile notice (effective upon receipt) of each 364 Day Facility Loan (1) in the case of a Base Loan, on or before 12:30 p.m. (Central time) on the day of making such Base Loan, and (2) in the case of a LIBOR Loan, on or before 3:00 p.m. (Central time) at least three (3) Banking Days prior to the date of making such LIBOR Loan.

          Each of the foregoing notices, substantially in the form of Exhibit E ("364 Day Borrowing Notice") must specify (1) the amount of such Loan, (2) the date of such Loan, (3) whether the Loan will bear interest at (a) the Base Rate or (b) the LIBOR Rate plus the Applicable Margin, and (4) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. Administrative Agent shall promptly notify each Bank of each such 364 Day Borrowing Notice. Not later than 2:00 P.M. (Central time) on the date of a 364 Day Facility Loan, each Bank will make available to Administrative Agent at Administrative Agent's Office, in immediately available funds, such Bank's share of such Loan. After Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in
Article IV, Administrative Agent will make such Loan available to Borrower at its counters, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

          SECTION 2.07. NOTICE AND MANNER OF BORROWING FOR SWING LINE ADVANCES. Borrower shall give the Swing Line Bank prior oral notice (effective upon receipt) on or before 2:30 P.M. (Central time) on the date of making each Swing Line Advance.

          Each of the foregoing notices (a "Swing Line Borrowing Notice") must specify (1) the amount of such Advance, (2) the date of such Advance, (3) the proposed maturity date (if any) ("Swing Line Maturity Date"), and (4) whether Borrower is requesting that the Swing Line Bank quote an interest rate (other than the Base Rate) on such Advance ("Swing Line Quote Request"). If the Swing Line Bank receives a Swing Line Quote Request then it will provide Borrower with a proposed interest rate for such Swing Line Advance ("Swing Line Rate"). If Borrower accepts the Swing Line Rate then such Rate will be the rate of interest on such Advance and if Borrower rejects such Swing Line Rate then the interest rate on such Advance will be the Base Rate. In addition, if a Swing Line Advance is not prepaid on its Swing Line Maturity Date then it will bear interest at the Base Rate. Upon fulfillment of the applicable conditions set forth in Article IV, not later than 3:00 P.M. (Central time) on the date of a Swing Line Advance the Swing Line Bank will make available such Swing Line Advance to Borrower at its counters, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

          SECTION 2.08. NOTICE AND MANNER OF REQUESTING BID LOANS. Borrower may request offers from all of the Banks, acting severally and not jointly, to make Bid Loans. Borrower shall give Bid Agent written or telegraphic or facsimile notice (effective upon receipt), substantially in the form of Exhibit F (a "Bid Quote Request"), of a proposed Bid Loan on or before 9:00 A.M. (Central time) on the date of the proposed Bid Loan. Promptly after receipt of a Bid Quote Request, Bid Agent shall send to all of the Banks by telegraphic or facsimile transmissions a copy of such Bid Quote Request.

          Each Bid Quote Request must specify (1) the total amount of such requested Bid Loans, (2) the individual amount of each requested Bid Loan with a different proposed Bid Maturity Date, (3) the date of such Bid Loan, and (4) the proposed maturity dates which must be Banking Days ("Bid Maturity Date") for such Bid Loan. Borrower may request offers to make more than one Bid Loan, each with a different Bid Maturity Date, in a single Bid Quote Request.

          Each Bank may, in its sole discretion, submit to Bid Agent a written quote, substantially in the form of Exhibit G (a "Bid Quote"), containing an offer or offers to make Bid Advances in response to any Bid Quote Request (and may elect to bid with respect to any or all Bid Loans with different Bid Maturity Dates specified in the Bid Quote Request), provided, however, each Bank is limited to one Bid Quote submission per day (which may cover more than one Bid Maturity Date). Each Bid Quote by a Bank (other than Bid Agent acting in its capacity as a Bank) must be submitted to Bid Agent by facsimile not later than 10:30 A.M. (Central time) on the proposed date of making the proposed Bid Loan. Each Bid Quote made by Bid Agent in its capacity as a Bank must be finalized not later than 10:15 A.M. (Central time) on the proposed date of making the proposed Bid Loan. Each Bid Quote so made shall be irrevocable. A Bid Quote may set forth offers for up to five (5) separate Bid Rates for each of the applicable Bid Advances, provided that each Bid Quote shall specify the aggregate principal amount of Bid Advances for all Bid Maturity Dates that the Bank submitting such Bid Quote is willing to make at the specified Bid Rates pursuant to such Bid Quote. Bid Agent shall disregard a Bid Quote if it (1) is not substantially in conformity with Exhibit G, (2) contains qualifying or conditional language, (3) proposes terms other than or in addition to those set forth in the applicable Bid Quote Request, or (4) arrives after the applicable time set forth in this Section. Promptly after 10:30 A.M. (Central time), Bid Agent shall advise Borrower of the terms of each Bid Quote received by Bid Agent.

          Not later than 12:00 noon (Central time) on the proposed date for making a Bid Loan, Borrower shall notify Bid Agent of its acceptance or non-acceptance of the offers submitted to Bid Agent pursuant to this Section, and Bid Agent shall provide notice to Administrative Agent of the offers accepted by Borrower and the terms thereof. In the case of acceptance, such notice, which shall be in the form of Exhibit H (a "Bid Notice of Borrowing"), shall specify the aggregate principal amount of offers for each of the Bid Advances that are accepted. Regardless of the amounts or interest rates bid by any or all Banks, Borrower may accept any Bid Quote in whole or in part, provided that (1) the aggregate principal amount of Bid Loans may not exceed the applicable amount set forth in the related Bid Quote Request, (2) Borrower may not accept any offer that fails to comply with this Section and (3) Borrower may not accept any offer that results in a Bank having Individual 364 Day Facility Advances (after taking into account all 364 Day Facility Loans still required to be made under all delivered 364 Day Borrowing Notices) greater than the amount permitted under
Section 2.01. Promptly after receipt of a Bid Notice of Borrowing, Bid Agent shall send to the applicable Bank by telegraphic or facsimile transmission a copy of such Bid Notice of Borrowing.

          Not later than 2:00 P.M. (Central time) on the date of making each Bid Loan, each Bank that is to make a Bid Advance will make available to Administrative Agent at Administrative Agent's Office, in immediately available funds, its Bid Advance. After Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in Article IV, Administrative Agent will make such Advances available to Borrower at its counters, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

          SECTION 2.09. NOTICE AND MANNER OF BORROWING FOR 5 YEAR FACILITY LOANS. Borrower shall give Administrative Agent prior written or telegraphic or facsimile notice (effective upon receipt) of each 5 Year Facility Loan (1) in the case of a Base Loan, on or before 12:30 p.m. (Central time) on the day of making such Base Loan, and (2) in the case of a LIBOR Loan, on or before 3:00 p.m. (Central time) at least three (3) Banking Days prior to the date of making such LIBOR Loan.

          Each of the foregoing notices, substantially in the form of Exhibit I ("5 Year Borrowing Notice") must specify (1) the amount of such Loan, (2) the date of such Loan, (3) whether the Loan will bear interest at (a) the Base Rate or (b) the LIBOR Rate plus the Applicable Margin, and (4) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. Administrative Agent shall promptly notify each Bank of each such 5 Year Borrowing Notice. Not later than 2:00 P.M. (Central time) on the date of a 5 Year Facility Loan, each Bank will make available to Administrative Agent at Administrative Agent's Office, in immediately available funds, such Bank's share of such Loan. After Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in
Article IV, Administrative Agent will make such Loan available to Borrower at its counters, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

     SECTION 2.10. Interest Periods. In the case of each LIBOR Loan, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations, (1) for each 364 Day Facility Advance, no Interest Period may extend beyond the 364 Day Facility Maturity Date, (2) for each 5 Year Facility Advance, no Interest Period may extend beyond the 5 Year Facility Maturity Date,
(3) no Interest Period shall have a duration of less than one (1) month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available, and (4) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a LIBOR Loan, such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day.

          Notwithstanding anything herein to the contrary, each LIBOR Loan shall be in an amount at least equal to Ten Million Dollars ($10,000,000) and in integral multiples of One Million Dollars ($1,000,000) (LIBOR Loans having different Interest Periods at the same time hereunder to be deemed separate Loans for purposes of the foregoing, one for each Interest Period).

          Notwithstanding anything herein to the contrary, no Bank will be required to have with respect to such Bank's share of the 364 Day Facility Loans more than fifteen (15) different Interest Periods outstanding at any time or 5 Year Facility Loans with more than fifteen (15) different Interest Periods outstanding at any time.

          SECTION 2.11. INTEREST. Borrower shall pay interest to each Bank on the outstanding and unpaid principal amount of such Bank's Advances, at a rate per annum as follows (1) for a Base Advance at a rate equal to the Base Rate,
(2) for a LIBOR Advance at a rate equal to the LIBOR Rate plus the Applicable Margin, (3) for a Bid Advance at a rate per annum equal to the Bid Rate set forth in the Bid Quote for such Bid Advance accepted by Borrower in its Bid Notice of Borrowing, and (4) for a Swing Line Advance at a rate per annum equal, as applicable, to the Base Rate or the Swing Line Rate applicable to such Advance accepted by Borrower. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at the applicable Default Rate.

          The interest rate on each Base Advance shall change when the Base Rate changes. Interest on each Advance shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

          Accrued interest shall be due and payable in arrears upon any payment or prepayment of principal and (1) for each Base Loan, on each Monthly Date, commencing with the first such date after making such Loan, (2) for each LIBOR Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period, (3) for each Bid Advance, on the applicable Bid Maturity Date, and, in the case of a Bid Advance with a period from the date of making the Bid Loan to a Bid Maturity Date of greater than 90 days, at 90 day intervals after the first day of making such Bid Advance, and
(4) interest accruing at the Default Rate shall be due and payable on demand. Notwithstanding anything to the contrary contained in this Agreement, accrued interest on the Swing Line Advances, whether interest accrues at the Base Rate or a Swing Line Rate, shall be due and payable in arrears, on each Monthly Date and on the 364 Day Facility Maturity Date.

          Administrative Agent shall provide to Borrower at least three (3) Banking Days prior to the date interest is due and payable to Administrative Agent written notice of the amount of interest to be due and payable, provided, however, if there is any change during such three (3) Banking Day period that results in a change in such interest, Administrative Agent will advise Borrower promptly by telephone of such change and Borrower will be required to pay such adjusted amount of interest. Failure of Administrative Agent to provide such prior written notice, however, shall not affect Borrower's obligation to make such interest payments when due.

          SECTION 2.12. Fees. Borrower agrees to pay to each Bank a commitment fee on the average daily difference during the period from the Closing Date to the 364 Day Facility Maturity Date between (1) such Bank's 364 Day Facility Commitment and (2) the sum of (a) the aggregate outstanding principal amount of all 364 Day Facility Advances made by such Bank, including in the case of the Swing Line Bank, any Swing Line Advances, and (b) such Bank's Individual Letter of Credit (364 Day) Obligations at the rate of one-tenth of one percent (0.10%) per annum, based on a year of three hundred sixty (360) days, payable in arrears on the tenth Banking Day immediately following each Quarterly Date during the period from the Closing Date to the 364 Day Facility Maturity Date, commencing July 15, 1996, and on the 364 Day Facility Maturity Date (individually, the "364 Day Facility Commitment Fee" and collectively, the "364 Day Facility Commitment Fees").

          Borrower agrees to pay to each Bank a commitment fee on the average daily difference during the period from the Closing Date to the 5 Year Facility Maturity Date between (1) such Bank's Individual 5 Year Facility Commitment and
(2) the sum of (a) the aggregate outstanding principal amount of all 5 Year Facility Advances made by such Bank, and (b) such Bank's Individual Letter of Credit (5 Year) Obligations at the rate of one quarter of one percent (.25%) per annum, based on a year of three hundred sixty (360) days, payable in arrears on the tenth Banking Day immediately following each Quarterly Date during the period from the Closing Date to the 5 Year Facility Maturity Date, commencing July 15, 1996, and on the 5 Year Facility Maturity Date (individually, the "5 Year Facility Commitment Fee" and collectively, the "5 Year Facility Commitment Fees").

          Administrative Agent shall provide to Borrower promptly after each Quarterly Date written notice of the amount of the 364 Day Facility Commitment Fee and 5 Year Facility Commitment Fee due to it to be due and payable on the tenth Banking Day after such Quarterly Date. Failure of Administrative Agent to provide such written notice, however, shall not affect Borrower's obligation to pay such Commitment Fees. However, in the event Administrative Agent fails to furnish such notice on or before 12:30 p.m. (Central time) on the date any Commitment Fee is due, Borrower shall not be obligated to pay the Commitment Fee until the next Banking Day after receipt of such notice.

          Borrower agrees to pay to the Facility Agents and the Syndication Agents the fees set forth in the Fee Letters.

          SECTION 2.13. NOTES. All 364 Day Facility Advances made by each Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of Exhibit A duly completed, in the stated maximum principal amount equal to such Bank's Individual 364 Day Facility Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the 364 Day Facility Maturity Date (each a "364 Day Facility Note" and collectively, the "364 Day Facility Notes").

          All Swing Line Advances made by the Swing Line Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of Exhibit B duly completed, in the stated maximum principal amount equal to the Swing Line Commitment, dated the Closing Date, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the 364 Day Facility Maturity Date (a "Swing Line Note").

          All Bid Advances made by any Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note in substantially the form of Exhibit C duly completed, in the stated maximum principal amount equal to such Bank's Individual 364 Day Facility Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and each Bid Loan will mature as to principal on the applicable Bid Loan Maturity Date (each a "Bid Note" and collectively, the "Bid Notes").

          All 5 Year Facility Advances made by each Bank shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of Exhibit D duly completed, in the stated maximum principal amount equal to such Bank's Individual 5 Year Facility Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the 5 Year Facility Maturity Date (each a "5 Year Facility Note" and collectively, the "5 Year Facility Notes").

          Each Bank is hereby authorized by Borrower to endorse on each schedule attached to the Notes held by it the amount of each Advance, the type of the Advance, the applicable Interest Period, if any, and in the case of the Bid Notes, the interest rate on such Advance, and the applicable Bid Maturity Date, and in the case of the Swing Line Note, the interest rate on a Swing Line Advance and (if applicable) the applicable Swing Line Maturity Date, and in the case of the 364 Day Facility Notes and 5 Year Facility Notes each conversion, continuation and payment of principal amount received by such Bank for the account of its Applicable Lending Office on account of the applicable Advance, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Advances evidenced by such Note and made by such Bank, provided, however, that the failure to make such notation with respect to any Advance, interest rate, Interest Period, Bid Loan Maturity Date, Swing Line Maturity Date or conversion, continuation or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes held by such Bank. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the Loans made by the Banks. Each Bank agrees that prior to any assignment of any Note it will endorse the schedule attached to such Note.

          SECTION 2.14. OPTIONAL PREPAYMENTS. Borrower may prepay any Base Loans or LIBOR Loans upon giving Administrative Agent prior written or telegraphic or facsimile notice (effective upon receipt) (1) in the case of Base Loans, no later than 12:30 P.M. (Central time) on the date of such prepayment, and (2) in the case of LIBOR Loans, no later than 3:00 P.M. (Central time) three Banking Days prior to the date of such prepayment. Promptly after receipt of such notice of prepayment, Administrative Agent will notify the applicable Banks with regard to such notice.

          Each such prepayment of the Loans may be made in whole or in part and will be made with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be in a principal amount of not less than Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000), (2) unless Borrower pays compensation in accordance with Section 11.05, LIBOR Loans may only be prepaid on the last day of the Interest Period for such Loan, (3) Bid Loans may not be prepaid, and (4) Swing Line Advances may not be prepaid. In addition, each such prepayment of the Loans shall be paid to the Banks ratably based upon the amount each such Bank's outstanding Advances bears to such Loan.

          SECTION 2.15. METHOD OF PAYMENT. Borrower shall make each payment under this Agreement and under each Note not later than 2:00 P.M. (Central time) on the date when due in Dollars in immediately available funds (1) in the case of 364 Day Facility Loans, Bid Loans and 5 Year Facility Loans, to Administrative Agent at Administrative Agent's Office for the account of the Applicable Lending Office of each Bank entitled to receive all or a portion of such payment, (2) in the case of Swing Line Advances, to Swing Line Bank at Swing Line Bank's Office, and (3) in the case of Letter of Credit (364 Day) Advances, Letter of Credit (5 Year) Advances and Letter of Credit (Committed) Advances, to the Bank owed such Advance. Administrative Agent will promptly thereafter cause to be disbursed such payments of principal and interest under
(1) above in like funds to the Banks entitled to receive all or a portion of such payment.

          Borrower hereby authorizes each Bank, if and to the extent payment of the Loans or interest thereon or any Letter of Credit (364 Day) Advance, Letter of Credit (5 Year) Advance or Letter of Credit (Committed) Advance or any Commitment Fee is not made when due under this Agreement or under the Notes, to charge from time to time against any account it maintains with such Bank any such amount so due to such Bank and/or any or all of the other Banks.

          Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fees.

          SECTION 2.16. USE OF PROCEEDS. The proceeds of the Loans will be used by Borrower for general corporate purposes. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

          SECTION 2.17. CONVERSIONS OR CONTINUATIONS. Provided that no Default or Event of Default has occurred and is continuing, Borrower shall have the right to convert all or a part of one type of Loan into another type of Loan or to continue all or any part of a LIBOR Loan, at any time or from time to time, provided that (1) Borrower shall give Administrative Agent and each Bank (a) notice of each such conversion into a Base Loan by no later than 12:30 P.M. (Central time) on the date of such conversion and (b) notice of each conversion into and continuation of a LIBOR Loan by no later than 3:00 P.M. (Central time) three Banking Days prior to such conversion or continuation, (2) LIBOR Loans may be converted or continued only on the last day of an Interest Period for such Loans, and (3) after giving effect to such continuation or conversion the minimum principal amount of the outstanding LIBOR Loans with the same Interest Period will be Ten Million Dollars ($10,000,000) and integral multiples of One Million Dollars ($1,000,000). All notices given under this Section shall be irrevocable.

          Each such notice of conversion or continuation shall specify the Loan to be converted or continued and the amount thereof and the date of conversion or continuation (which shall be a Banking Day) and, in respect of a LIBOR Loan, the duration of an Interest Period. Each such notice of the duration of an Interest Period shall specify the LIBOR Loan to which such Interest Period is to relate. In the event that Borrower fails to select the type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section, such Loan (if outstanding as a LIBOR
Loan) will be automatically converted into a Base Loan on the last day of the then current Interest Period for such LIBOR Loan.

          SECTION 2.18. NETTING ADVANCES. Unless a Bank specifies otherwise on at least one Banking Day's prior written notice to Borrower (which notice shall be effective until one Banking Day's prior written notice to some other effect is provided), Borrower and each Bank agree that on any Banking Day that Borrower is obligated to repay such Bank's Advance and such Bank is obligated to make an Advance to Borrower and both such Advances are of the following types: both Advances are 364 Day Facility Advances where both Advances are Base Advances or LIBOR Advances or both Advances are 5 Year Facility Advances where both Advances are Base Advances or LIBOR Advances, or both Advances are Bid Advances, or both Advances are Swing Line Advances, then to the extent the Advance to be made on such Day exceeds the principal amount of the Advance to be prepaid or repaid on that Day, the Bank will only remit to Borrower the difference between such Advances and to the extent the principal amount of the Advance to be prepaid or repaid on such Day exceeds the Advance to be made on that Day, Borrower will only remit to the Bank the difference between such Advances, and in each case such Bank's or Borrower's obligation to make payment or prepayment or repayment, as the case may be, of an amount equal to the smaller Advance shall be automatically satisfied or discharged. Nothing contained herein shall affect the obligation to make an interest rate payment (if any) on such date.


     ARTICLE III.    LETTERS OF CREDIT

          SECTION 3.01. LETTERS OF CREDIT (364 DAY). Any Bank may, in its sole discretion, issue for the account of Borrower either (1) a trade or commercial letter of credit or (2) a performance or standby letter of credit, in each case with a maturity date of three hundred sixty-four (364) days or less (without regard to any renewal provisions thereof) from the date of issuance of such letter of credit (each of the letters of credit under (1) and (2), a "Letter of Credit (364 Day)") on terms and conditions agreed to by such Bank and Borrower from time to time during the period from the Closing Date to the 364 Day Facility Maturity Date, provided, that

          (1) with regard to all Banks, at no time will the outstanding Total Letter of Credit (364 Day) Obligations exceed the lesser of (a) One Hundred Twenty-Five Million Dollars ($125,000,000) minus the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances, or (b) the total of (a) the Total 364 Day Facility Commitment, minus (b) the aggregate principal amount of all outstanding 364 Day Facility Advances (including but not limited to the aggregate principal amount of all outstanding Bid Advances), minus (c) the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances, minus (d) the aggregate principal amount of all outstanding Swing Line Advances, and

          (2) with respect to each Bank (other than the Swing Line Bank), at no time will the Individual Letter of Credit (364 Day) Obligations of such Bank exceed the total of (a) such Bank's Individual 364 Day Facility Commitment, minus (b) the aggregate principal amount of such Bank's outstanding 364 Day Facility Advances (including but not limited to all of such Bank's Bid Advances), minus (c) the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances made by such Bank, and

          (3) with respect to the Swing Line Bank, at no time will the Individual Letter of Credit (364 Day) Obligations of such Bank exceed the total of (a) such Bank's Individual 364 Day Facility Commitment, minus (b) the aggregate principal amount of such Bank's outstanding 364 Day Facility Advances (including but not limited to all of such Bank's Bid Advances), minus (c) the aggregate principal amount of all outstanding Letter of Credit (364 Day) Advances made by such Bank, minus (d) the aggregate principal amount of the outstanding Swing Line Advances.

          The terms and conditions relating to each Letter of Credit (364 Day) will be set forth in a Letter of Credit (364 Day) Agreement, and such Letter of Credit (364 Day) Agreement will provide that all draws under such Letter of Credit (364 Day) will be reimbursed at the time of such draw. The maturity date of a Letter of Credit (364 Day) may be after the 364 Day Facility Maturity Date. Each Letter of Credit (364 Day) will be for the account of the Bank issuing such Letter of Credit (364 Day) and the other Banks are not required to purchase participations in such Letter of Credit (364 Day). Prior to the issuance of each Letter of Credit (364 Day), the Bank proposing to issue such Letter of Credit (364 Day) will confirm with Administrative Agent that such Letter of Credit (364 Day) will not exceed the limitations set forth in this Section.

          SECTION 3.02. LETTERS OF CREDIT (5 YEAR). Any Bank may, in its sole discretion, issue for the account of Borrower either (1) a trade or commercial letter of credit, or (2) a performance or standby letter of credit, in each case with a maturity date of three hundred sixty-five days or more from the date of issuance of such letter of credit (each of the letters of credit under (1) and (2), a "Letter of Credit (5 Year)") on terms and conditions agreed to by Borrower and such Bank from time to time during the period from the Closing Date to the 5 Year Facility Maturity Date, provided, that

          (1) with regard to all Banks, at no time will the aggregate face and principal amount of all outstanding Total Letter of Credit (5 Year) Obligations exceed the lesser of (a) the total of (i) One Hundred Twenty-Five Million Dollars ($125,000,000), minus (ii) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances, minus (iii) the Total Letter of Credit (Committed) Obligations, minus (iv) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances, or (b) the total of (i) the Total 5 Year Facility Commitment, minus (ii) the aggregate principal amount of all outstanding 5 Year Facility Advances, minus (iii) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances, minus (iv) the Total Letter of Credit (Committed) Obligations, minus (v) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances,

          (2) with respect to each Bank (other than Letter of Credit Bank), at no time will the Individual Letter of Credit (5 Year) Obligations of such Bank exceed the total of (a) such Bank's Individual 5 Year Facility Commitment, minus (b) the aggregate principal amount of all of such Bank's 5 Year Facility Advances, minus (c) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances made by such Bank, minus (d) the aggregate amount of such Bank's Participations, and

          (3) with respect to Letter of Credit Bank, at no time will the Individual Letter of Credit (5 Year) Obligations of such Bank exceed the total of (a) such Bank's Individual 5 Year Facility Commitment, minus (b) the aggregate principal amount of all of such Bank's 5 Year Facility Advances, minus (c) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances made by such Bank, minus (d) the Total Letter of Credit (Committed) Obligations minus the aggregate amount of all Participations in such Obligations, minus (e) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances minus the aggregate amount of all Participations in such Advances.

          The terms and conditions relating to each such Letter of Credit (5
Year) will be set forth in a Letter of Credit (5 Year) Agreement and such Agreement will provide that all draws under such Letter of Credit (5 Year) will be reimbursed at the time of such draw. The maturity date of a Letter of Credit (5 Year) may be after the 5 Year Facility Maturity Date. Each Letter of Credit (5 Year) will be for the account of the Bank issuing such Letter of Credit (5
Year) and the other Banks are not required to purchase participations in such Letter of Credit (5 Year). Prior to the issuance of each Letter of Credit (5
Year), the Bank proposing to issue such Letter of Credit (5 Year) will confirm with Administrative Agent that such Letter of Credit (5 Year) will not exceed the limitations set forth in this Section.

          SECTION 3.03. LETTERS OF CREDIT (COMMITTED). Subject to the terms and conditions of this Agreement, Letter of Credit Bank agrees to issue either (1) a trade or commercial letter of credit, or (2) a performance or standby letter of credit with a maturity date of three hundred sixty-five days or more from the date of issuance of such letter of credit (each of the letters of credit under (1) and (2), a "Letters of Credit (Committed)") for the account of Borrower from time to time during the period from the Closing Date to the 5 Year Facility Maturity Date, provided that at no time will the aggregate face and principal amount of all outstanding Total Letter of Credit (Committed) Obligations exceed the lesser of

          (a) the total of (i) One Hundred Twenty-Five Million Dollars ($125,000,000) minus (ii) the Total Letter of Credit (5 Year) Obligations, minus (iii) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances, minus (iv) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances, or

          (b) the total of (i) the Total 5 Year Facility Commitment, minus (ii) the aggregate principal amount of all outstanding 5 Year Facility Advances, minus (iii) the Total Letter of Credit (5 Year) Obligations, minus (iv) the aggregate principal amount of all outstanding Letter of Credit (5 Year) Advances, minus (v) the aggregate principal amount of all outstanding Letter of Credit (Committed) Advances ("Letter of Credit Commitment").


     In addition, Letter of Credit Bank will not issue a Letter of Credit (Committed) with a maturity date on or after the 5 Year Facility Maturity Date. Finally, Letter of Credit Bank agrees to promptly notify Administrative Agent and each of the Banks both upon the issuance of each Letter of Credit (Committed) of the amount and tenor of such Letter of Credit (Committed) and upon any amendment to an outstanding Letter of Credit (Committed) which modifies either the amount or tenor of such Letter of Credit (Committed).

          SECTION 3.04. APPLICATION FOR LETTER OF CREDIT. Letter of Credit Bank will not be required to issue a Letter of Credit (Committed) unless Borrower submits to Letter of Credit Bank an Application (in Letter of Credit Bank's then current form for trade or standby letters of credit, as the case may
be) for such Letter of Credit (Committed) at least one Banking Day prior to the requested date of issuance of a Letter of Credit (Committed). In addition to the other terms and provisions of this Agreement, including but not limited to those set forth in this Article, each Letter of Credit (Committed) will be subject to the terms and provisions of the Application submitted in connection with such Letter of Credit (Committed), provided, however, that to the extent there are any inconsistencies between this Agreement and the Application the terms of this Agreement apply.

          SECTION 3.05. LETTER OF CREDIT FEES AND EXPENSES. Borrower will pay Letter of Credit Bank upon issuance of, or any amendment which increases the amount of or extends the tenor of, each Letter of Credit (Committed) a fee of One Thousand Dollars ($1,000).

          In addition to the fees provided for in the first paragraph of this Section, Borrower shall pay to Letter of Credit Bank an annual letter of credit fee ("Letter of Credit Fee") equal to the Applicable Margin that would apply to a 5 Year Facility Advance which is a LIBOR Advance where such annual fee is adjusted for all outstanding Letters of Credit (Committed) as of each day there is or would be a change in such Applicable Margin. Such Letter of Credit Fee shall accrue from the date of issuance of each such Letter of Credit (Committed) and be paid quarterly, in arrears, on each Quarterly Date after the issuance of such Letter of Credit (Committed) and on the 5 Year Facility Maturity Date. Provided, however, the percentage used to compute the Letter of Credit Fee will be increased by two percent (2%) during each period a Default or Event of Default exists.

          In addition to the fees and amounts otherwise payable by Borrower under this Section, Borrower shall pay to Letter of Credit Bank on demand such amounts as Letter of Credit Bank, in its sole discretion, determines are necessary to compensate it for any cost attributable to its providing or maintaining its Letter of Credit Commitment, or its issuing or having outstanding any Letter of Credit (Committed), resulting from the application of any Law or regulation applicable to Letter of Credit Bank regarding any reserve, assessment, capital adequacy or similar requirements relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of Letter of Credit Bank, whether existing at the time of issuance of the Letter of Credit (Committed) or adopted thereafter. Borrower acknowledges that there are various methods of allocating costs to the Letters of Credit (Committed) and agrees that Letter of Credit Bank's allocation for purposes of determining the costs referred to in this paragraph shall be conclusive and binding upon Borrower, provided such allocation is made by Letter of Credit Bank by using reasonable averaging and attribution methods.

          SECTION 3.06. REIMBURSEMENT OBLIGATION. Subject to Section 3.09, Borrower will pay Letter of Credit Bank, on demand, at Letter of Credit Bank's Office, in immediately available funds, the amount required to reimburse Letter of Credit Bank in respect of Letter of Credit Bank's payment of each Instrument.

         SECTION 3.07. RELATIONSHIP BETWEEN THIS AGREEMENT AND EACH LETTER OF CREDIT AGREEMENT. Each Bank agrees that to the extent its Letter of Credit Agreement (including with respect to any Letters of Credit listed on Schedule 3.08) contains (1) representations and warranties, covenants or events of default covering substantially the same matters or items that are covered by the representations and warranties, covenants or Events of Default set forth in this Agreement, or (2) any of the items covered by Section 13.07 of this Agreement, such as jurisdiction, service of process, waivers of immunity and so forth, that in all such cases the terms of this Agreement supersede such provisions and the terms of this Agreement are controlling. In addition, each Bank and Borrower agree that the reimbursement obligation on all Letters of Credit are not, and will not be, secured by a Lien on any assets of Borrower or any Restricted Subsidiary, except for the Cash Collateral permitted under Section 9.02.

          SECTION 3.08. OUTSTANDING LETTERS OF CREDIT. Borrower and each Bank agrees that all letters of credit previously issued by such Bank for the account of Borrower which remain outstanding as of the Closing Date, all of which are set forth in Schedule 3.08, will automatically as of such Date be deemed to be Letters of Credit (364 Day) or Letters of Credit (5 Year), as applicable, and as set forth in such Schedule, and, except for previously agreed upon fees and expenses, as such, all such Letters of Credit will be subject to the terms of this Agreement.

          SECTION 3.09. REIMBURSEMENT OBLIGATIONS ON LETTERS OF CREDIT. Borrower and each Bank agree that all reimbursement obligations of Borrower under a Letter of Credit will immediately and automatically be satisfied by such Bank's making a loan to Borrower (in the case of a Letter of Credit (364 Day), a "Letter of Credit (364 Day) Advance" and in the case of a Letter of Credit (5
Year), a "Letter of Credit (5 Year) Advance" and in the case of a Letter of Credit (Committed), a "Letter of Credit (Committed) Advance"), and that all such Letter of Credit (364 Day) Advances and Letter of Credit (5 Year) Advances and Letter of Credit (Committed) Advances shall be demand obligations and will bear interest at the Base Rate.


          ARTICLE IV.  CONDITIONS PRECEDENT

          SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL USE OF A CREDIT FACILITY ON AND AFTER THE CLOSING DATE. The obligations of the Banks on or after the Closing Date to make a Loan or, in their sole discretion, issue a Letter of Credit, and the obligation of Letter of Credit Bank to issue a Letter of Credit (Committed) is subject to the condition precedent that the Banks shall have received on or before the Closing Date each of the following documents, in form and substance satisfactory to the Syndication Agents and their counsel, and each of the following requirements shall have been fulfilled:

               Evidence of Due Organization and all Corporate Actions by Borrower. A certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, attesting to the certificate of incorporation of Borrower and all amendments thereto, to the amended by-laws of Borrower, and to all corporate actions taken by Borrower, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

               Incumbency and Signature Certificate of Borrower. A certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents, and the other documents to be delivered pursuant to the Loan Documents;

               Good Standing Certificate of Borrower. A certificate, dated within ten (10) Banking Days of the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of Borrower certifying as to the due incorporation and good standing of Borrower;

               Notes. For each of the Banks each of its Notes, duly executed by Borrower;

               Opinions of Counsel for Borrower. Favorable opinions of each of Robert B. Terry, Esq., general counsel for Borrower, and Messrs. Fried, Frank, Harris, Shriver & Jacobson, special counsel for Borrower, both dated the Closing Date;

                Payment of Fees. Payment in full to the Facility Agents and the Syndication Agents of all fees required to be paid as of such date to each of the Facility Agents and the Syndication Agents pursuant to the terms of the Fee Letters, and payment in full to each of the Banks of the fee agreed to between Borrower and each such Bank for such Bank's providing its portion of the Credit Facilities, and payment in full of all other fees or expenses required to be paid as of such date in accordance with the Loan Documents;

               Officer's Certificate. The following statements shall be true and Administrative Agent shall have received a certificate signed by a duly authorized officer of Borrower dated the Closing Date stating that:

                    The representations and warranties contained in this Agreement are, as of the Closing Date, as though made on and as of such Date, correct in all material respects in the case of such representations and warranties which are not subject to a materiality or Material Adverse Change exception, and in all cases where such representation and warranty is subject to such an exception, are correct; and

                    No Default or Event of Default has occurred and is continuing;

              Cancellation of Existing Credit Agreement.  Termination of the

    Existing Credit Agreement and repayment in full of all loans outstanding under and as defined in such Agreement; and

              Additional Documentation. Such other approvals, opinions or documents as any Bank Party may reasonably request.

          SECTION 4.02. CONDITIONS PRECEDENT TO EACH CREDIT FACILITY. The obligations of the Banks to make each Loan after the Closing Date or, in their sole discretion, issue a Letter of Credit, and the obligation of Letter of Credit Bank to issue, extend or increase the face amount of a Letter of Credit (Committed), shall be subject to the further conditions precedent that on the date of providing or amending such Credit Facility:

     (1) Representations and Warranties; No Defaults or Events of Default. The following statements shall be true:

                   all the representations and warranties contained in this Agreement and in each of the other Loan Documents are, as of the date of providing or amending such Credit Facility, as though made on and as of such date, correct in all material respects in the case of such representations and warranties which are not subject to a materiality or Material Adverse Change exception, and in all cases where such representation or warranty is subject to such an exception, are correct; and

                   no Default or Event of Default has occurred and is continuing, or could result from providing or amending such Credit Facility;

     (2) Additional Documentation. Administrative Agent shall have received such other approvals, opinions or documents as any Bank Party may reasonably request.

          SECTION 4.03. DEEMED REPRESENTATION. Each request for a Credit Facility and acceptance by Borrower of any proceeds of such Loan or the issuance, extension or increase in the face amount of any Letter of Credit, as the case may be, shall constitute a representation and warranty that the statements contained in Section 4.02(1) are true and correct both on the date of such notice and as of the date of the providing of such Loan or issuance or amendment of such Letter of Credit, as the case may be.


                    ARTICLE V.  REPRESENTATIONS AND WARRANTIES

  Borrower hereby represents and warrants that:

          SECTION 5.01 INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Borrower and each Restricted Subsidiary is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation or entity and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified has not, and could not reasonably be expected to, result in a Material Adverse Change.

          SECTION 5.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (1) require any consent or approval of its stockholders which has not been obtained; (2) contravene its certificate of incorporation or by-laws; (3) violate any provision of, or require any filing (other than filings under the securities laws), registration, consent or approval under, any Law (including, without limitation, Regulations G, T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any Consolidated Subsidiary; (4) result in a breach of or constitute a default under or, except for any obtained, require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Consolidated Subsidiary is a party or by which it or its properties may be bound or affected; (5) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower or any Consolidated Subsidiary; or (6) cause Borrower or any Consolidated Subsidiary to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument (upon obtaining all consents which have been obtained on or before the date hereof).

          SECTION 5.03.  LEGALLY ENFORCEABLE AGREEMENTS.   Assuming each Loan
Document is the legal, valid and binding obligation of each Person (other than Borrower or a Restricted Subsidiary) which is a party thereto, each Loan Document is, or when executed and delivered will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except (1) to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and (2) as enforcement thereof is subject to general principles of equity (whether applicable in a proceeding at law or in equity).

          SECTION 5.04. LITIGATION. Except as specified on Schedule 5.04, there are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any Restricted Subsidiary before any Governmental Authority or arbitrator, which have resulted in, or could be reasonably expected to result in, in any one case or in the aggregate, a Material Adverse Change.

          SECTION5.05. FINANCIAL STATEMENTS. The consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of August 31, 1995, and the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon, dated October 20, 1995 of KPMG Peat Marwick LLP, independent certified public accountants, copies of which have been furnished to the Banks, fairly present in all material respects the financial condition of Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.

        The unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of February 29, 1996, and the related consolidated statements of operations and cash flows for the six (6) month period then ended, and the accompanying footnotes, copies of which have been furnished to the Banks, fairly present in all material respects the financial condition of Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of Borrower and its Consolidated Subsidiaries for the periods covered by such statements (subject to year end adjustments), all in accordance with GAAP consistently applied.

        The unaudited combined balance sheet of the Farmland Companies as of August 31, 1995, a copy of which has been furnished to the Banks, fairly presents in all material respects the financial condition of the Farmland Companies as of such date, all in accordance with GAAP consistently applied (assuming that the Restricted Subsidiaries are the only Subsidiaries of Borrower).

        The unaudited combined balance sheet of the Farmland Companies as of February 29, 1996, a copy of which has been furnished to the Banks, fairly presents in all material respects the financial condition of the Farmland Companies as of such date, all in accordance with GAAP consistently applied (subject to year end adjustments and assuming that the Restricted Subsidiaries are the only Subsidiaries of Borrower).

        Since August 31, 1995, there has been no Material Adverse Change.

        As of the Closing Date, there are no liabilities of Borrower or any of the Restricted Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and the Restricted Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since February 29, 1996. No information, exhibit, or report furnished by Borrower or any of its Consolidated Subsidiaries to either or both Facility Agents or Syndication Agents in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Bank Parties.

          SECTION 5.06. OWNERSHIP AND LIENS. Borrower and each Restricted Subsidiary have title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of the Farmland Companies referred to in Section 5.05, except (1) any properties or assets disposed of in the ordinary course of business, and (2) for minor defects in title and minor encumbrances not in any case materially detracting from the value or use of the assets affected thereby; and none of the properties and assets owned by Borrower or any Restricted Subsidiary and none of their leasehold interests are subject to any Lien, except as may be permitted under this Agreement.

          SECTION 5.07. TAXES. Borrower and each Consolidated Subsidiary have filed all tax returns (federal, state and local) required to be filed (or obtained extensions with respect thereto) and have paid all taxes, assessments and governmental charges and levies thereon prior to the time they are delinquent, including interest and penalties, except (1) to the extent they are the subject of a Good Faith Contest and (2) as otherwise disclosed in Schedule 5.07.
          SECTION 5.08. ERISA. Except with regard to each representation and warranty set forth under this Section 5.08 as set forth in Schedule 5.08, each Plan is administered in compliance in all material respects with all applicable provisions of ERISA and the Code, neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a defined benefit pension plan has been filed nor has any defined benefit pension plan been terminated except for such Plans terminated on or before May 19, 1992 and in which neither Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has any outstanding or ongoing obligations with regard to such Plan; no circumstance exists which constitutes grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; no Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating; Borrower, each Consolidated Subsidiary and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no unfunded vested liabilities; neither Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA; and neither Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has liability for retiree medical, life insurance or other death benefits (contingent or otherwise) other than as a result of a continuation of medical coverage required under Section 4980B of the Code, except to the extent that any or all of the foregoing representations and warranties included in this Section
5.08 are not true such deviation has not resulted in, or could not be reasonably expected to result in, in any case or in the aggregate, a Material Adverse Change.

         SECTION 5.09. OPERATION OF BUSINESS. Borrower and each Restricted Subsidiary possess all licenses, permits, franchises, and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted, and Borrower and each Restricted Subsidiary are not in violation of any valid rights of others with respect to any of the foregoing, except to the extent such lack of possession or violation has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

          SECTION 5.10.  NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS.
Borrower and each Restricted Subsidiary have satisfied all judgments and Borrower and each Restricted Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

          SECTION 5.11.  NO DEFAULTS ON OTHER AGREEMENTS.   Neither Borrower nor
any Restricted Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Neither Borrower nor any Restricted Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

          SECTION 5.12.  LABOR DISPUTES AND ACTS OF GOD.   Neither the business
nor the properties of Borrower or any Restricted Subsidiary are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

          SECTION 5.13.  GOVERNMENTAL REGULATION.   Neither Borrower nor any
Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          SECTION 5.14. PARTNERSHIPS AND JOINT VENTURES. As of the Closing Date, Schedule 5.14 is a complete list of both (1) the Persons organized as partnerships (a) which are actively engaged in a business, (b) in which Borrower or any Restricted Subsidiary is a partner and (c) in which Borrower and all Restricted Subsidiaries have in the aggregate an Investment of One Million Dollars ($1,000,000) or more, and (2) all joint ventures in which Borrower or any Restricted Subsidiary is involved (a) which are actively engaged in a business, and (b) in which Borrower and all Restricted Subsidiaries have in the aggregate an Investment of One Million Dollars ($1,000,000) or more.

          SECTION 5.15.  ENVIRONMENTAL PROTECTION.  Except as set forth on
Schedule 5.15, Borrower and each Restricted Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 5.15, Borrower and each Restricted Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

                       ARTICLE VI.  AFFIRMATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower shall:

          SECTION 6.01.  MAINTENANCE OF ELIGIBILITY AND CAPITALIZATION.
Preserve and maintain its status as an entity eligible to borrow from CoBank; and for each Advance made by CoBank purchase such equity in CoBank as CoBank may from time to time require in accordance with CoBank's bylaws and capital plan. Borrower hereby acknowledges receipt prior to the execution of this Agreement of a written description of the terms and conditions under which equity in CoBank is issued.

          SECTION 6.02. MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each Substantial Subsidiary to preserve and maintain, its corporate or other entity existence and good standing in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign corporation or entity in each jurisdiction in which such qualification is required except (1) where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Change, and (2) for any mergers permitted under Section 7.07.

         SECTION 6.03.  MAINTENANCE OF PROPERTIES.   Except to the extent
permitted by either Section 7.04 or Section 7.06, maintain, keep and preserve, and cause each Restricted Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          SECTION 6.04. MAINTENANCE OF RECORDS. Keep, and cause each of its Restricted Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its and their financial transactions.

          SECTION 6.05.  MAINTENANCE OF INSURANCE.   Maintain, and cause each
Restricted Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, provided, however, that Borrower may, to the extent permitted by Law, provide for appropriate self-insurance with respect to worker's compensation. At the request of Administrative Agent, copies of all policies (or such other proof of compliance with this Section 6.05 as may be reasonably satisfactory) shall be delivered to the Banks.

          SECTION 6.06. COMPLIANCE WITH LAWS. Comply in all material respects, and cause each Restricted Subsidiary to comply in all material respects, with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, unless such failure to comply is the subject of a Good Faith Contest.

          SECTION 6.07. RIGHT OF INSPECTION. At any time and from time to time during normal business hours and upon reasonable notice to Borrower, permit, and cause its Restricted Subsidiaries to permit, any Bank Party or any agent or representative thereof, to examine and make copies and abstracts from the financial records and books of account of, and visit the properties of, Borrower and any Restricted Subsidiary, and to discuss the affairs, finances and accounts of Borrower and any Restricted Subsidiary with any of their respective officers and directors and independent accountants, provided, that, in the case of each meeting with the independent accountants Borrower is given an opportunity to have a representative present at such meeting.

          SECTION 6.08. EMPLOYEE BENEFIT PLANS. Make or cause to be made, and cause each Consolidated Subsidiary to make or cause to be made, all payments or contributions to all Plans covered by Title IV of ERISA, which are necessary to enable those Plans to continuously meet all minimum funding standards or requirements.

          SECTION 6.09. REPORTING REQUIREMENTS. Furnish directly to Administrative Agent:

              BORROWER'S MONTHLY MANAGEMENT REPORT. As soon as available and in any event within thirty five (35) days after the end of each fiscal quarter of each Fiscal Year of Borrower, Borrower's Monthly Management Report (in a form substantially similar to the form used by Borrower as of the Closing Date) as of the end of such quarter which will present information both for the last month of such quarter and for the period from the start of the applicable Fiscal Year to the end of such month.

              BORROWER'S QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each Fiscal Year of Borrower, a copy of the Form 10-Q (or any successor form thereto) filed by Borrower with the Securities and Exchange Commission; and

    As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each Fiscal Year of Borrower, the combined and combining balance sheets of the Farmland Companies as of the end of such fiscal quarter, and the related combined and combining statements of operations and cash flow statements for such quarter and for the period from the end of the prior Fiscal Year to the end of such quarter, all in reasonable detail and stating in comparative form the respective combined figures for the corresponding date and period in the prior Fiscal Year, and all prepared in accordance with GAAP consistently applied (assuming that the Restricted Subsidiaries are the only Subsidiaries of Borrower), certified by the chief financial officer or treasurer of Borrower.

              BORROWER'S ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, the consolidated balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, statements of capital shares and equities and cash flow statements for such Fiscal Year, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the prior Fiscal Year, and all prepared in accordance with GAAP consistently applied, reported on by KPMG Peat Marwick LLP or another nationally recognized firm of independent accountants;

        As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, a copy of the Form 10-K (or any successor form thereto) filed by Borrower with the Securities and Exchange Commission; and

        As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, the combined and combining balance sheets of the Farmland Companies as of the end of such Fiscal Year, and the related combined and combining statements of operations for such Fiscal Year, all in reasonable detail and stating in comparative form the respective combined figures for the corresponding date and period in the prior Fiscal Year, and all prepared in accordance with GAAP consistently applied (assuming that the Restricted Subsidiaries are the only Subsidiaries of Borrower), certified by the chief financial officer or treasurer of Borrower.

              CERTIFICATE OF NO DEFAULT. At the time of the delivery of each of the financial statements referred to under (2) and (3) of this Section 6.09, a certificate of the chief financial officer or treasurer of Borrower
    (a) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the financial covenants contained in Article VIII.
             NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting Borrower or any Restricted Subsidiary which, if determined adversely to Borrower or any Restricted Subsidiary, could reasonably be expected to require Borrower or any Restricted Subsidiary to have to pay or deliver assets having a value of Ten Million Dollars ($10,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Change.

              NOTICES OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within three (3) days after the occurrence of each
    Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower and the Consolidated Subsidiaries with respect thereto.

              ERISA REPORTS. As soon as possible and in any event within twenty (20) days after Borrower or any Consolidated Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Consolidated Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Consolidated Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, Borrower or such Consolidated Subsidiary will deliver to each of the Banks a certificate of the chief financial officer or treasurer of Borrower or such Consolidated Subsidiary setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Consolidated Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this subsection (7) unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Restricted Subsidiaries in excess of One Million Dollars ($1,000,000).

              ANNUAL BUDGET. Promptly upon becoming available, but in no event later than September 30 in any year (or such later date as Borrower and the Requisite Banks may agree), a copy of the Annual Operating Budget approved by Borrower's board of directors, together with the assumptions and projections on which such budget is based. In addition, if any material changes are made to such budget during the year, then Borrower will furnish copies of any such changes promptly after such changes have been approved.

              MATERIAL ADVERSE CHANGE. As soon as possible and in any event within five (5) days after the occurrence of any event or circumstance which could reasonably be expected to result in or has resulted in a Material Adverse Change, written notice thereof.

              LIENS. As soon as possible and in any event within five (5) days after Borrower or any Restricted Subsidiary obtains knowledge of any assertion of any Lien which secures obligations of One Million Dollars ($1,000,000) or more, other than Liens permitted under Section 7.03 of this Agreement, written notice thereof.

              ENVIRONMENTAL NOTICES. As soon as possible and in any event within five (5) days after receipt, copies of all Environmental Notices received by Borrower or any Restricted Subsidiary which indicate a potential liability of Ten Million Dollars ($10,000,000) or more for Borrower and all its Restricted Subsidiaries taken together or which could reasonably be expected to result in or has resulted in a Material Adverse Change.

              INVESTMENTS. Within thirty (30) days after the making of each Investment of the type permitted by subsection (5) of Section 7.11 where the aggregate amount of such Investment and all Investments related thereto equals or exceeds Ten Million Dollars ($10,000,000), the terms and provisions of each such Investment, provided, however, the failure to give such notice will not be a violation of this provision if Borrower uses its best efforts to give such notice but then fails to provide such notice.

              CREDIT RATINGS.  As soon as possible and in any event within two
    (2) days after the occurrence thereof, any change in (whether a reduction or increase), or suspension or withdrawal of, any Credit Rating assigned to Borrower by any Approved Credit Rating Agency.

              GENERAL INFORMATION. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower or any Restricted Subsidiary as any Bank Party may from time to time reasonably request.

          SECTION 6.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Restricted Subsidiaries to comply, in all respects with all applicable Environmental Laws, where the failure to comply could reasonably be expected to result in a Material Adverse Change, except where the failure to comply is the subject of a Good Faith Contest, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance.

          SECTION 6.11. UNRESTRICTED ENTITIES. Cause, or in the case where Borrower cannot exercise control over any Unrestricted Entity, use its best efforts to cause, all Unrestricted Entities to comply in all material respects with all Laws and to pay or perform all obligations which, if not complied with or if not paid or performed, could reasonably be expected to result in liability to Borrower or any Restricted Subsidiary and such liability does, or could be reasonably expected to, result in a Material Adverse Change.


                        ARTICLE VII.  NEGATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower shall not and shall not permit any of its Restricted Subsidiaries to:

          SECTION 7.01. SHORT TERM INSTITUTIONAL DEBT. Create, incur, assume or suffer to exist any Short Term Institutional Debt, except:

                    Short Term Institutional Debt of Borrower under short term lines of credit, provided, that, (a) the aggregate principal amount of all such Debt outstanding at any time is equal to or less than Forty Million Dollars ($40,000,000), and (b) such Debt is not secured by a Lien on any assets of Borrower or any Restricted Subsidiary;

                     Short Term Institutional Debt of Borrower under this Agreement, the Notes, the Letters of Credit, or any other Loan Document;

                    any of the Current Portion of Funded Debt permitted under
 Section 7.02;

                    any of the Short Term Indenture Debt;

                    if the 364 Day Facility is no longer provided pursuant to the terms of this Agreement, Short Term Institutional Debt of Borrower, provided, that, (a) the aggregate principal amount of all such Short Term Institutional Debt outstanding at any time is equal to or less than Six Hundred Fifty Million Dollars ($650,000,000) less the amount of Funded Debt outstanding under subsection (12) of Section 7.02, and (b) such Short Term Institutional Debt is not secured by a Lien on any assets of Borrower or any Restricted Subsidiary; and

                    Short Term Institutional Debt under repurchase agreements with reputable financial institutions involving securities of the type covered by the definition of Permitted Investments and having a market value at least equal to the amount so invested.

          SECTION 7.02. FUNDED DEBT. Create, incur, assume or suffer to exist any Funded Debt, except:

                    Funded Debt of Borrower under this Agreement, the Notes, the Letters of Credit, or any other Loan Document;

                    Funded Debt of Borrower, provided, that, (a) the aggregate principal amount of all such Funded Debt outstanding at any time is equal to or less than One Hundred Million Dollars ($100,000,000) and (b) such Funded Debt is not secured by a Lien on any assets of Borrower or any Restricted Subsidiary;

                    any of the Subordinated Debt which is Funded Debt;

                    Funded Debt of any Restricted Subsidiary owed to Borrower or any other Restricted Subsidiary;

                    Funded Debt of Borrower owed to any Restricted Subsidiary;

                    Funded Debt of Borrower or any Restricted Subsidiary for any or all of the following: non-compete agreements, deferred compensation agreements, capital stock refunds payable, obligations under any settlement agreements, retiree death claims, accrued environmental liabilities, deferred income, management incentive payments, supplemental retirement payments and any other similar obligations;

                    Funded Debt of Borrower or any Restricted Subsidiary under any and all Asset Acquisition Obligations either (a) existing on February 29, 1996, or (b) incurred on or after March 1, 1996, if at the time of the incurrence of such Funded Debt and after giving effect to each such incurrence Borrower and the Restricted Subsidiaries are in compliance with the terms of
 Section 8.03 Ratio of Total Tangible Capital Shares and Equities to Total Capitalization;

                    Funded Debt of Borrower, provided, that, the aggregate principal amount of all such Funded Debt at any time outstanding is equal to or less than Ten Million Dollars ($10,000,000);

                    Funded Debt of Borrower in an amount of up to Five Million Dollars ($5,000,000) owed to CoBank under and pursuant to the terms of the Amended and Restated Note dated May 15, 1996 from Borrower to CoBank;

                    Funded Debt of Borrower incurred in connection with or pursuant to any industrial revenue bonds where the proceeds of such bonds are used to provide financing to Borrower and/or any Restricted Subsidiary;

                    patronage refunds; and

                    if the 364 Day Facility is no longer provided pursuant to the terms of this Agreement, Funded Debt of Borrower, provided, that, (a) the aggregate principal amount of all such Funded Debt outstanding at any time is equal to or less than Six Hundred Fifty Million Dollars ($650,000,000) less the amount of Short Term Institutional Debt outstanding under subsection (5) of Section 7.01, and (b) such Funded Debt is not secured by a Lien on any assets of Borrower or any Restricted Subsidiary.

          SECTION 7.03. LIENS. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except:

           Liens for taxes or assessments or other charges or levies of any Governmental Authority, if not delinquent or if delinquent they are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred;

           Liens imposed by Law, such as mechanic's, worker's, repairman's, miner's, agister's, attorney's, materialmen's, landlord's, warehousemen's and carrier's Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest;

           Liens under worker's compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business and not in connection with the borrowing of money;

           Liens under ERISA, provided that the aggregate amount of all liabilities or obligations secured by all such Liens outstanding at any time is equal to or less than Ten Million Dollars ($10,000,000);

           any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or the Restricted Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been provided, provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest;

           easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Restricted Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

           Liens arising in the ordinary course of business and created in connection with amounts on deposit in charge card and like accounts (such as Visa or MasterCard);

           Liens incurred in connection with any Asset Acquisition Obligations existing on February 29, 1996;

           purchase money Liens on any real property, fixtures or equipment or the assumption of any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any Asset Acquisition Obligation, provided that:

                any property subject to any of the foregoing is acquired or constructed by Borrower or any Restricted Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously or within ninety (90) days of such acquisition or construction;

                the regularly scheduled principal payments on the Asset Acquisition Obligation secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition or construction of the property covered thereby;

                each such Lien shall attach only to the property so acquired and fixed improvements thereon (and proceeds thereof); and

                at the time of the incurrence of any Asset Acquisition Obligation secured by any such Liens and at all times that any such Asset Acquisition Obligation is outstanding such Asset Acquisition Obligation is Funded Debt permitted under subsection (7) of Section 7.02;

           Liens assumed in connection with mergers and acquisitions, but only to the extent that such Liens: (a) existed prior to the merger or acquisition;
 (b) secure real property, plant or equipment being acquired; (c) do not exceed at the time of the assumption of such Liens (A) in the aggregate in any Fiscal Year ten percent (10%) of the Non-Current Assets as of the last day of the immediately preceding Fiscal Year and (B) in the aggregate in any three (3) consecutive Fiscal Years taken together twenty percent (20%) of the average of the Non-Current Assets as of the last day of each Fiscal Year which preceded each such Fiscal Year included in such three (3) Fiscal Year period; and (d) at the time of the occurrence of and after giving effect to such merger or acquisition Borrower is in compliance with the terms of Section 8.03 Ratio of Total Tangible Capital Shares and Equities to Total Capitalization;

           after the occurrence of an Event of Default and the exercise of the remedies of the Banks, Cash Collateral provided to Administrative Agent for the benefit of the Banks to secure Letters of Credit;

           Liens on property or assets of a Restricted Subsidiary to secure Debt of such Restricted Subsidiary to Borrower or another Restricted Subsidiary;

           Liens of CoBank on Investments by Borrower in the stock, participation certificates, or allocated reserves of CoBank owned by Borrower;

           Liens of any issuer of capital shares or equities on such capital shares or equities owned by Borrower or a Restricted Subsidiary, provided such Liens are created by the statute under which such issuer was incorporated or by the articles of incorporation or bylaws of such issuer;

           Liens arising out of or incurred in connection with oil or gas leases and interests and mineral interests, or in real property pertaining thereto, provided that the aggregate amount of all obligations secured by all such Liens is equal to or less than One Million Dollars ($1,000,000);

           all precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or any Restricted Subsidiary pursuant to the terms of an Operating Lease or Capital Lease;

           Liens incurred in connection with any indemnity or repurchase obligations contemplated by transactions involving Borrower or any Restricted Subsidiary and any financial institution pursuant to the export credit guarantee program of the Commodity Credit Corporation (or any successor) or other program designed to assist or enhance export sales;

           Liens on property or assets of Borrower to secure Funded Debt of Borrower, provided, that, the aggregate principal amount of all such Funded Debt at any time outstanding is equal to or less than Ten Million Dollars ($10,000,000);

           Liens granted on Borrower's direct or indirect ownership interest in the Trinidad Project;

           Liens securing any Funded Debt of Borrower permitted to be incurred under subsection (10) of Section 7.02; and

           prior to the occurrence of a Terra Tax Event (Final), Liens on property or assets of Borrower (to the extent reasonably requested by a bonding company or the United States of America) granted to either (a) a bonding company to secure a bond posted to stay enforcement of a Terra Tax Liability while Borrower is appealing a Terra Tax Event (Initial) or (b) the United States of America to stay enforcement of a Terra Tax Liability while Borrower is appealing a Terra Tax Event (Initial).

          SECTION 7.04. SUBSIDIARIES' STOCK. Take any action which would result in a decrease in the percentage of the outstanding shares of stock of any Substantial Subsidiary owned by Borrower or any other Substantial Subsidiary, except as the result of (1) the issuance of directors' qualifying shares, (2) the declaration and payment of patronage refunds, (3) the issuance of capital stock to new members, (4) the purchase or retirement of shares with the proceeds of newly issued shares, or (5) the sale of capital stock at a price determined by Borrower to be the fair value thereof and which is otherwise not restricted by this Agreement, provided, that, notwithstanding the foregoing exceptions, no such decrease shall result in such Subsidiary no longer qualifying as a Substantial Subsidiary.

          SECTION 7.05. FISCAL YEAR. Change its Fiscal Year to a period other than its Fiscal Year in effect on the Closing Date.

          SECTION 7.06. SALE OF ASSETS. Except as permitted under Section 7.01, 7.02, 7.04 or 7.11, sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets, except: (1) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (2) the sale or other disposition of assets no longer necessary or useful for the conduct of its business that either (i) as a result of such sale or disposition and after giving effect thereto the ratio of Total Tangible Capital Shares and Equities to Total Capitalization is improved; or (ii) do not exceed (A) in the aggregate in any Fiscal Year ten percent (10%) of the Non-Current Assets as of the last day of the immediately preceding Fiscal Year and
(B) in the aggregate in any three (3) consecutive Fiscal Years taken together twenty percent (20%) of the average of the Non-Current Assets as of the last day of each Fiscal Year which preceded each such Fiscal Year included in such three
(3) Fiscal Year period, provided, however, that after giving effect to such sale or disposition, no Default or Event of Default exists, and (3) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or another Restricted Subsidiary.

          SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower or any Restricted Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or the Restricted Subsidiary's business and upon fair and reasonable terms taking into account the nature of Borrower's or the Restricted Subsidiary's business.

          SECTION 7.08. MERGERS, ETC. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), except (1) mergers or consolidations between Borrower and a Restricted Subsidiary in which Borrower is the surviving entity, (2) mergers or consolidations between two or more Restricted Subsidiaries, (3) mergers or consolidations with other agricultural cooperatives, or (4) mergers or consolidations with, or purchases of all or substantially all of the assets of, a Person which either (i) as a result of such transaction and after giving effect thereto the Ratio of Total Tangible Capital Shares and Equities to Total Capitalization is improved or (ii) the aggregate of assets acquired by Borrower and its Restricted Subsidiaries as a result of all such transactions and after giving effect thereto, does not exceed (A) in any single Fiscal Year ten percent (10%) of the Non-Current Assets as of the last day of the immediately preceding Fiscal Year or (B) in any three (3) consecutive Fiscal Years twenty percent (20%) of the average of the Non-Current Assets as of the last day of each Fiscal Year which preceded each such Fiscal Year included in such three (3) Fiscal Year period. Notwithstanding (3) or (4) above, neither Borrower nor any Restricted Subsidiary may merge or consolidate with or purchase all or substantially all of the assets of any other Person unless: (1) Borrower or such Restricted Subsidiary is the surviving entity; and (2) after giving effect to the merger or consolidation or purchase of assets, no Default or Event of Default exists or would occur as the result of such merger or consolidation or purchase of assets.

          SECTION 7.09. CHANGE IN BUSINESS. Engage in any material respects in any business activity or operations which are substantially different from or unrelated to its present business activities or operations.

          SECTION 7.10. SUBORDINATED DEBT. Change any of the subordination terms of any of the Subordinated Debt, or repay, prepay or purchase, redeem or otherwise acquire any or all of the Subordinated Debt, except (1) a regularly scheduled payment thereof, (2) any mandatory prepayment required under the terms of the subordination agreement related to such Subordinated Debt, and (3) purchases, redemptions or acquisitions of some Subordinated Debt, provided that at the time of such purchase, redemption or acquisition and after giving effect thereto (a) the principal amount of all outstanding Subordinated Debt is equal to or greater than Two Hundred Twenty-Five Million Dollars ($225,000,000), and
(b) there are no Defaults or Events of Default.

                    SECTION 7.11. INVESTMENTS. Make, or suffer to exist, any Investment except (1) Investments outstanding on March 31, 1996, of which all those in an amount equal to or greater than One Million Dollars ($1,000,000) are set forth on Schedule 7.11, (2) Permitted Investments, (3) Investments in Restricted Subsidiaries, (4) Investments in the Trinidad Project up to the amount specified on Schedule 7.11, (5) Investments made on or after the Closing Date in any Person (other than a Restricted Subsidiary) where the aggregate amount of all such Investments is equal to or less than One Hundred Twenty Million Dollars ($120,000,000); provided, that (i) of such permitted Investments under subsection (5) above (y) no more than Thirty Million Dollars ($30,000,000) can be invested in any Person that is an Unrestricted Entity as of the Closing Date, and (z) no more than Sixty Million Dollars ($60,000,000) in the aggregate can be invested in all Persons that after giving effect to such Investment is not a Subsidiary of Borrower or any Restricted Subsidiary; (ii) to the extent any Investment under subsection (1), (4) or (5) above is in the form of Debt or covered by subsections (3), (4), (5), (6), (7) or (8) of the definition of Investments and such Debt is repaid or Borrower or the applicable Restricted Subsidiary is released from its obligations under such Investment, the amount of such repayment or release is again available to be used to make an Investment, and (iii) to the extent Borrower or a Restricted Subsidiary makes or receives an Investment in exchange for or in substitution for or as a result of a conversion of an existing Investment then, to the extent that neither Borrower nor the Restricted Subsidiary provides any additional cash or other consideration for such new Investment, such transaction will not count as a new Investment for purposes of this Section (and any additional cash or other consideration shall be permitted in connection with such Investment only to the extent otherwise permitted under this Section 7.11).


                       ARTICLE VIII.  FINANCIAL COVENANTS

        So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document:

          SECTION 8.01. WORKING CAPITAL. The Farmland Companies shall have as of the end of each fiscal quarter an excess of Current Assets over Current Liabilities of not less than One Hundred Seventy-Five Million Dollars ($175,000,000).

          SECTION 8.02. RATIO OF SENIOR LONG-TERM DEBT TO AVERAGE CASH FLOW. Prior to the occurrence of the Terra Tax Event (Final), the Farmland Companies shall have, as of the end of each fiscal quarter, a ratio of Senior Long-Term Debt as of the end of such quarter to Average Cash Flow for the three (3) years ended on the last day of such fiscal quarter of not greater than 2.50 to 1.00.

        On and after the occurrence of the Terra Tax Event (Final), the Farmland Companies shall have, as of the end of each fiscal quarter, a ratio of Senior Long-Term Debt as of the end of such quarter to Average Cash Flow for the three (3) years ended on the last day of such fiscal quarter of not greater than the ratio specified below:

           TERRA TAX AMOUNT                 APPLICABLE RATIO

  Equal to or less than $50,000,000           2.50 to 1.00
  Between $50,000,001 and $100,000,000        2.60 to 1.00
  Between $100,000,001 and $150,000,000       2.70 to 1.00
  Between $150,000,001 and $200,000,000       2.80 to 1.00
  Between $200,000,001 and $250,000,000       2.90 to 1.00
  Above $250,000,000                          3.00 to 1.00

        Provided, however, commencing on the second anniversary date of the occurrence of the Terra Tax Event (Final) and on each of the next four anniversary dates of the occurrence of the Terra Tax Event (Final) the Applicable Ratio will be decreased by an amount equal to twenty percent (20%) of the difference between the initial Applicable Ratio determined after the occurrence of the Terra Tax Event (Final) and 2.50. To illustrate, if the Terra Tax Event (Final) occurs and the Terra Tax Amount is $150,000,000, then the Applicable Ratio is 2.70 to 1. During the period between the second and third anniversary of the occurrence of the Terra Tax Event (Final) the Applicable Ratio will be 2.66 to 1 (the difference between 2.70 and 2.50, or .20 divided by 5).

          SECTION 8.03. RATIO OF TOTAL TANGIBLE CAPITAL SHARES AND EQUITIES TO TOTAL CAPITALIZATION. Prior to the occurrence of the Terra Tax Event (Final), the Farmland Companies shall have, as of the end of each fiscal quarter, a ratio, expressed as a percentage, of Total Tangible Capital Shares and Equities to Total Capitalization of not less than forty-five percent (45%).

        On and after the occurrence of the Terra Tax Event (Final), the Farmland Companies shall have, as of the end of each fiscal quarter, a ratio, expressed as a percentage, of Total Tangible Capital Shares and Equities to Total Capitalization of not less than the ratio specified below:

           Terra Tax Amount                 Applicable Ratio

  Equal to or less than $50,000,000                    45%
  Between $50,000,001 and $100,000,000                 42%
  Between $100,000,001 and $150,000,000                39%
  Between $150,000,001 and $200,000,000                36%
  Between $200,000,001 and $250,000,000                33%
  Above $250,000,000                                   30%

        Provided, however, commencing on the second anniversary date of the occurrence of the Terra Tax Event (Final) and on each of the next four anniversary dates of the occurrence of the Terra Tax Event (Final) the Applicable Ratio will be increased by an amount equal to twenty percent (20%) of the difference between the initial Applicable Ratio determined after the occurrence of the Terra Tax Event (Final) and 45%. To illustrate, if the Terra Tax Event (Final) occurs and the Terra Tax Amount is $200,000,000, then the Applicable Ratio is 36%. During the period between the second and third anniversary of the occurrence of the Terra Tax Event (Final) the Applicable Ratio will be 37.8% (the difference between 45% and 36%, or 9% divided by 5).


                                ARTICLE IX.  EVENTS OF DEFAULT

          SECTION 9.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

              Borrower shall: (a) fail to pay the principal of any Note or fail to reimburse any Bank on a Letter of Credit as and when due and payable or fail to pay upon demand any Letter of Credit (364 Day) Advance, Letter of Credit (5 Year) Advance or Letter of Credit (Committed) Advance; (b) fail to pay interest on or fail to pay any Commitment Fees within two (2) days after such interest or Commitment Fees are due and payable; or (c) fail to pay within ten (10) days after the request for payment is made any fees (other than Commitment Fees) or expenses required to be paid under the terms of any of the Loan Documents;

              any representation or warranty made or deemed made by Borrower in this Agreement or in any other Loan Document or which is contained in any instrument, certificate, document, schedule, financial statement, report, notice or other statement furnished at any time by Borrower or any Restricted Subsidiary to the Banks under or in connection with any Loan Document is, in the case of such representation, warranty or other information which is not subject to a materiality or Material Adverse Change exception, materially false or incorrect, and in the case of such representation, warranty or other information which is subject to a materiality or Material Adverse Change exception, false or incorrect, except that it will no longer be an Event of Default under this subsection (2) if, at any time prior to the Banks exercise of any or all of their rights and remedies, such representation and warranty, if made at that time, would not then be an Event of Default under this subsection (2);

          Borrower or any Restricted Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Article VII or Article VIII or
  Section 6.05 on its part to be performed or observed; or Borrower or any Restricted Subsidiary, as the case may be, shall fail to perform or observe any term, covenant or agreement contained in Article VI (other than Section
  6.05 and the items covered by subsection (4) below) or otherwise contained in this Agreement or any other Loan Document (other than obligations specifically referred to elsewhere in this Section 9.01) to which it is a party on its part to be performed or observed and such failure shall remain unremedied for thirty (30) consecutive calendar days after the occurrence thereof;

             Borrower shall fail to provide any financial statements or certificates required by Section 6.09 (1), (2), (3), (13) and (14) of this Agreement within five (5) Banking Days after notice from any Bank to Borrower of such failure;

              Borrower or any Substantial Subsidiary shall: (a) fail to pay all or any portion of a Debt (other than the payment obligations described in (1) above) of Borrower or any Substantial Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) where the aggregate amount of all such Debt is equal to or in excess of Ten Million Dollars ($10,000,000) except for the failure to pay such Debt where
 (i) such Debt constitutes trade obligations, and (ii) such failure to pay is subject to a Good Faith Contest; or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt included in clause (a) above, when required to be performed or observed, and such failure shall not be waived and shall continue after the applicable grace period, if any, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, the maturity of such Debt; or any such Debt included in clause (a) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or voluntary prepayment), prior to the stated maturity thereof, unless such failure is subject to a Good Faith Contest;

              Borrower or any Substantial Subsidiary shall fail to pay or to perform any obligations of Ten Million Dollars ($10,000,000) or more under or with respect to any material lease of goods (except to the extent that the existence of any such default is subject to a Good Faith Contest);

              Borrower or any Substantial Subsidiary: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (d) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered and continues unstayed for a period of sixty (60) days or more; or shall be the subject of any such proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or

              any of the following events shall occur or exist with respect to Borrower or any Consolidated Subsidiary or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event shall occur with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance exists which is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings;
 (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; or (f) an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to a Plan, whether or not waived; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Requisite Banks reasonably be expected to result in a Material Adverse Change; or

              there is a Lien on any or all of the assets of Borrower or any Restricted Subsidiary securing the repayment of any or all of the Terra Tax Liability except for the Liens specifically permitted under subsection (21) of
 Section 7.03.

          SECTION 9.02. REMEDIES. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Requisite Banks, by notice to Borrower (1) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, (2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement and any other Loan Document to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, (3) require Borrower to provide Cash Collateral to Administrative Agent for the benefit of the Banks in an amount up to the aggregate undrawn face amount of all outstanding Letters of Credit, (4) exercise any remedies provided in any of the Loan Documents, and/or (5) exercise any rights and remedies provided by Law, provided, however, that upon the occurrence of an Event of Default referred to in Section 9.01(7), the Commitments shall automatically terminate and the outstanding Notes, Letters of Credit and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing, shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. The parties hereto agree that all payments on Loans after the occurrence of an Event of Default and the exercise of remedies by the Banks will be applied ratably based upon the aggregate amount of all Advances owed to an individual Bank to the aggregate amount of all Advances owed to all Banks. In addition, the parties hereto also agree that all Cash Collateral held on Letters of Credit that expire undrawn or on which the reimbursement obligation is satisfied will be applied to all the Loans as provided in the prior sentence.

        At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable, the Supermajority Banks, by written notice to Borrower, may rescind and annul any such declaration and its consequences if (1) Borrower has paid all overdue interest on the Notes and the principal of any Notes which have become due otherwise than by reason of such declaration, and (to the extent permitted by applicable Law) interest on such overdue principal and any overdue interest in respect of such Notes at a rate or rates per annum from time to time equal to the Default Rate(s), (2) all Events of Default and Defaults, other than nonpayment of amounts which have become due solely by reason of such declaration, have been cured or waived, and (3) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                           ARTICLE X.  PARTICIPATIONS

          SECTION 10.01. PARTICIPATING BANKS' PRO RATA SHARES. Subject to the terms and conditions hereinafter set forth in this Article, Letter of Credit Bank hereby agrees to sell, and each Participating Bank hereby agrees to purchase, a participation ("Participation") from Letter of Credit Bank in each Letter of Credit (Committed) and Letter of Credit (Committed) Advance, to the extent of such Participating Bank's Pro Rata Share.

          SECTION 10.02. SALE AND PURCHASE OF PARTICIPATIONS. Each Participating Bank hereby irrevocably and unconditionally agrees to purchase, and Letter of Credit Bank hereby agrees to sell and transfer to each Participating Bank, an undivided fractional interest equal to such Participating Bank's Pro Rata Share in each (1) Letter of Credit (Committed) upon issuance thereof and each draw thereunder upon such drawing and the obligations of Borrower in respect of each such Letter of Credit (Committed) and (2) Letter of Credit (Committed) Advance upon the making thereof and the obligations of Borrower in respect of each such Letter of Credit (Committed) Advance.

          SECTION 10.03. PARTICIPATION IN FEES. Each Participating Bank will be entitled to receive its Pro Rata Share of Letter of Credit Fees paid by Borrower to Letter of Credit Bank. Each Participating Bank will be entitled to receive its Pro Rata Share of interest paid on the Letter of Credit (Committed) Advances. Each Participating Bank's share of such Fees or interest will be remitted by Letter of Credit Bank to such Participating Bank promptly after Letter of Credit Bank receives payment of such Fees or interest from Borrower.

          In addition to the foregoing, each Participating Bank hereby purchases, and Letter of Credit Bank hereby sells to each Participating Bank, an undivided fractional interest equal to such Participating Bank's Pro Rata Share in all security specifically assigned to Letter of Credit Bank to secure the Letters of Credit (Committed).

          SECTION 10.04. Relationship. The relationship between Letter of Credit Bank (in its capacity as seller of Participations pursuant to this Article) and each Participating Bank (in its capacity as purchaser of Participations pursuant to this Article) is and shall be that of a purchaser and seller of a property interest and not a creditor-debtor relationship or joint venture. Letter of Credit Bank (in its capacity as seller of Participations pursuant to this Article) shall owe each Participating Bank (in its capacity as purchaser of Participations pursuant to this Article) no duty except as specifically set forth in this Article.

          SECTION 10.05. PROCEDURES. Whenever a draw shall be made under a Letter of Credit (Committed) and Borrower shall fail to reimburse Letter of Credit Bank therefor in accordance with this Agreement, Letter of Credit Bank will promptly notify each Participating Bank regarding such draw as follows:
(1) the date of such draw, and (2) the amount of such draw. Although Letter of Credit Bank shall be responsible for paying for each such draw on each Letter of Credit (Committed), each Participating Bank shall bear its Pro Rata Share of the credit risk associated with each such draw. Accordingly, in the event that the amount of any such draw is not paid in full by or on behalf of Borrower when required in accordance with the terms of this Agreement for any reason, Letter of Credit Bank shall give prompt notice by telephone (promptly confirmed in writing) or telex to each Participating Bank of such event.

           Whenever a demand for payment is made with regard to a Letter of Credit (Committed) Advance and Borrower shall fail to repay Letter of Credit Bank therefor in accordance with this Agreement, Letter of Credit Bank will promptly notify each Participating Bank regarding such demand as follows: (1) the date of such demand, and (2) the amount of such demand. Although Letter of Credit Bank shall be the only Bank that can make a Letter of Credit (Committed) Advance, each Participating Bank shall bear its Pro Rata Share of the credit risk associated with each such Letter of Credit (Committed) Advance. Accordingly, in the event that the amount of any such Letter of Credit (Committed) Advance is not paid in full by or on behalf of Borrower when required in accordance with the terms of this Agreement for any reason, Letter of Credit Bank shall give prompt notice by telephone (promptly confirmed in writing) or telex to each Participating Bank of such event.

           Upon receipt of such telephone or telex notice, each Participating Bank shall cause to be transmitted to Letter of Credit Bank, to the account set forth below an amount in immediately available funds equivalent to its Pro Rata Share of such draw or Letter of Credit (Committed) Advance, as the case may be, in such manner to ensure that such funds are received by Letter of Credit Bank, and available to Letter of Credit Bank by 3:00 P.M. (Central time), on the date demand therefor was made by Letter of Credit Bank (if demand was made by 11:00 A.M. (Central time)) or by 11:00 A.M. (Central time), on the Banking Day following the date demand therefor was made (if demand was made after 11:00 A.M. (Central time)).

           ABA No:  307088754
           Reference:  CoBank Letter of Credit Department

         SECTION 10.06. COLLECTIONS AND REMITTANCES. Whenever Letter of Credit Bank receives any payment, interest, reimbursement, collection, or recovery on account of a Letter of Credit (Committed) or Letter of Credit (Committed) Advance, whether from Borrower or otherwise, it shall allocate such receipts as follows:

               (1) First, to the payment of taxes, assessments, insurance premiums, or for similar purposes as required by the Letter of Credit or any other Loan Document, and, if previously paid by Letter of Credit Bank, such sums shall be retained by Letter of Credit Bank, and

               (2) In the event Borrower either fails to reimburse Letter of Credit Bank for any draw under a Letter of Credit when due or repay any Letter of Credit (Committed) Advance when demanded and Letter of Credit Bank receives a payment of or on account of such defaulted amount as to which a Participating Bank has paid Letter of Credit Bank the amount of its Pro Rata Share pursuant to Section 10.05, that portion of the amount received shall be allocated between each such Participating Bank and Letter of Credit Bank pro rata, with each such Participating Bank's percentage of the principal amount based on its Pro Rata Share.

           After Letter of Credit Bank receives a payment on account of a Letter of Credit (Committed) or Letter of Credit (Committed) Advance, as the case may be, and makes the allocations required by the preceding paragraph, it shall give notice to each Participating Bank not later than 11:00 A.M. (Central time), by telephone and promptly remit to each Participating Bank (or credit to the Participating Bank's account with Letter of Credit Bank, if any), the amount to which each such Participating Bank is entitled, provided, however, that Letter of Credit Bank may retain and deduct from such payment to any such Participating Bank any amounts owed Letter of Credit Bank by such Participating Bank pursuant to this Article.

           If any payment received by Letter of Credit Bank and distributed or credited to a Participating Bank is later rescinded or is otherwise returned by Letter of Credit Bank for whatever reason (including, without limitation, settlement of an alleged claim), each such Participating Bank, upon demand by Letter of Credit Bank, shall immediately pay to Letter of Credit Bank, such Participating Bank's Pro Rata Share of the principal amount so returned plus interest and/or commission on such amount at the rate specified above. The covenants contained in this paragraph shall survive the termination of this Agreement.

          SECTION 10.07. INDEMNIFICATION; COSTS AND EXPENSES. To the extent not reimbursed by Borrower, and without limiting the obligation of Borrower to do so, each Participating Bank agrees to reimburse Letter of Credit Bank for, indemnify Letter of Credit Bank against, and hold Letter of Credit Bank harmless from, on demand (and Letter of Credit Bank is authorized to debit each such Participating Bank's account, if any, with Letter of Credit Bank for the same), to the extent of each such Participating Bank's Pro Rata Share of, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever, that may at any time be imposed on, incurred by, or asserted against Letter of Credit Bank in any way relating to this Agreement, a Letter of Credit (Committed), or a Letter of Credit (Committed) Advance, or any other Loan Document or other instrument relating to any of the foregoing, or the transactions contemplated thereby and hereby, or any action taken or omitted by Letter of Credit Bank under or in connection with any of the foregoing, provided, however, that no Participating Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Letter of Credit Bank's gross negligence or willful misconduct. The covenants contained in this Section shall survive the termination of this Agreement.

          SECTION 10.08. ADMINISTRATION; STANDARD OF CARE. Letter of Credit Bank will administer each Letter of Credit (Committed) and Letter of Credit (Committed) Advance in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances. Except as expressly set forth in the third paragraph of this Section, Letter of Credit Bank shall be entitled to use its discretion in taking or refraining from taking any actions in connection with any of the foregoing as if it were the sole party involved in any of the foregoing and no Participations existed.

           Each Participating Bank acknowledges that its Participations hereunder are without recourse to Letter of Credit Bank and that each such Participating Bank expressly assumes all risk of loss in connection with its Participation in the Letters of Credit (Committed) and Letter of Credit (Committed) Advance, as if such Participating Bank had directly provided such Letters of Credit (Committed) or Letter of Credit (Committed) Advance, as the case may be. Letter of Credit Bank shall have no liability express or implied, for any action taken or omitted to be taken by Letter of Credit Bank or for any failure or delay in exercising any right or power possessed by Letter of Credit Bank under any of the Loan Documents except for actual losses, if any, suffered by any Participating Bank that are proximately caused either by Letter of Credit Bank's gross negligence or by Letter of Credit Bank's willful misconduct. Without limiting the foregoing, Letter of Credit Bank (1) may consult with legal counsel, independent public accountants, appraisers, and other experts, selected by Letter of Credit Bank, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (2) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, telegraph, telex, telecopy, TWX, or other telecommunication device) believed by Letter of Credit Bank to be genuine and correct and to have been signed, sent, or made by the proper person, (3) makes no warranty or representation of any kind or character relating to Borrower and shall not be responsible for any warranty or representation made in or in connection with any of the Loan Documents, (4) makes no warranty or representation as to, and shall not be responsible for, the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectability of any of the Loan Documents, any failure by Borrower or any Person to perform its obligations thereunder, or Borrower's use of the proceeds therefrom, (5) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by Letter of Credit Bank or any Participating Bank in connection with, or otherwise referred to in, any of the Loan Documents, and (6) shall not be required to make any inquiry concerning the observance or performance of any agreement contained in, or conditions of, any of the Loan Documents, or to inspect the property, books, or records of Borrower or any Person.

           Letter of Credit Bank may lend money to, accept deposits from, and generally engage in any kind of business with Borrower as freely as though no Participations had been granted to a Participating Bank.

          SECTION 10.09. PARTICIPATING BANKS' OWNERSHIP OF INTERESTS IN THE PARTICIPATIONS. Each Participating Bank hereby represents and warrants to Letter of Credit Bank that the purchase of its Participation (1) is a legal investment pursuant to the Laws under which such Participating Bank is organized and operates, (2) has been duly authorized and approved by all necessary action of the management of such Participating Bank, and (3) is made for such Participating Bank's own account for the purpose of investment only and with no present intention of disposing of the same.
                      ARTICLE XI.  CHANGE IN CIRCUMSTANCES

          SECTION 11.01. ADDITIONAL COSTS. Borrower shall pay directly to each Bank within ten (10) days of a request for payment under this Section (which request shall be accompanied by a statement setting forth the basis for the request), such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining any LIBOR Advance, or its obligation to convert any Base Advance to a LIBOR Advance, hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such LIBOR Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                 changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any of such LIBOR Advances (other than changes in the rate of income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                 imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit of the type specified herein or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Advances or any deposits referred to in the definition of "LIBOR Rate" in Section 1.01 hereof), or any commitment of the Bank; or

                 imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

           Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the LIBOR Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to make or continue, or to convert Base Advances into, LIBOR Advances, as the case may be, shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 11.04 hereof shall be applicable).

           Determinations and allocations by such Bank for purposes of this Section of the effect of any Regulatory Change pursuant to this Section, on its costs or rate of return of maintaining the Advances or on amounts receivable by it in respect of the Advances, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error. However, to the extent Additional Costs relate to a Bank's loans in general and not specifically to a Loan hereunder, such Bank shall use reasonable averaging and attribution methods. In addition, each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its rights under this Section, it will use commercially reasonable efforts to make, fund or maintain the affected Advance through another lending office of such Bank if (a) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advance could be reduced and (b) the making, funding or maintaining of such Advance through such other lending office would not adversely affect such Advance or such Bank. Finally, if a Bank is to require Borrower to pay Additional Costs under this Section then such Bank must make a demand on Borrower to pay such Additional Costs within ninety (90) days of the later of
(1) the date on which such Additional Costs are actually incurred by such Bank, or (2) the date on which such Bank knows, or should have known, that such Additional Costs have been incurred by such Bank.

          SECTION 11.02. LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period:

           Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in the definition of "LIBOR Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided in this Agreement; or

           any Bank determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.01 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to the Banks of making or maintaining such LIBOR Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of subsection (1) above, the Banks, and in the case of subsection (2) above, the Bank that makes the determination, shall be under no obligation to make LIBOR Loans, convert Base Loans into LIBOR Loans, or continue LIBOR Loans, and Borrower shall, on the last day(s) of the then current applicable Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR Loans into a Base Loan in accordance with Section 2.17.

          SECTION 11.03. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder or convert Base Loans into LIBOR Loans, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or continue, or to convert Base Loans into, LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 11.04 hereof shall be applicable).

          SECTION 11.04. TREATMENT OF AFFECTED LOANS. If the obligations of any Bank to make or continue LIBOR Loans, or to convert Base Loans into LIBOR Loans, are suspended pursuant to Section 11.02 or 11.03 hereof (all LIBOR Loans so affected being herein called "Affected Loans"), such Bank's Affected Loans shall be automatically converted into Base Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 11.02 or 11.03, on such earlier date as such Bank may specify to Borrower).

          To the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Loans. All Loans which would otherwise be made or continued by such Bank as LIBOR Loans shall be made or continued instead as Base Loans, and all Base Loans of such Bank which would otherwise be converted into LIBOR Loans shall remain as Base Loans.

          SECTION 11.05. CERTAIN COMPENSATION. Borrower shall pay to each Bank the amount specified below to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                 any payment, prepayment, conversion or continuation of a LIBOR Loan made to such Bank on a date other than the last day of an Interest Period for such Loan whether by reason of acceleration or otherwise;

                 any failure by Borrower for any reason to borrow, convert or continue a LIBOR Loan to be made, converted or continued by such Bank on the date specified therefor in the relevant notice issued by Borrower (except for any default by any Bank Party); or

                 any payment or prepayment, whether by reason of acceleration or otherwise, of a Bid Loan or Swing Line Advance, or any failure by Borrower for any reason (after acceptance thereof) to borrow, on the date specified therefor for a Bid Loan or Swing Line Advance.

           Such compensation shall be in an amount equal to the present value (assuming an interest rate equal to the rate specified under (2) below) of the difference between (1) the amount of interest which otherwise would have accrued on the principal amount of the Loan so prepaid or not borrowed or not converted or not continued over the period equal to the remaining portion of the applicable Interest Period and (2) the amount of interest the Bank would earn if such principal amount were reinvested for such remaining portion of the applicable Interest Period in the highest quality U.S. Treasury obligations in an amount equal to the prepaid or unborrowed or unconverted or uncontinued principal amount and with a maturity approximately equal to such remaining portion of the applicable Interest Period. A determination of a Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

          SECTION 11.06. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy existing on the date of this Agreement) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive in the absence of manifest error.

           However, to the extent capital costs relate to a Bank's loans in general and not specifically to a Loan hereunder, such Bank shall use reasonable averaging and attribution methods. In addition, each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its rights under this Section, it will use commercially reasonable efforts to make, fund or maintain the affected Advances through another lending office of such Bank if
(1) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advances would be reduced, and (2) the making, funding or maintaining of such Advances through such other lending office would not adversely affect such Advances or such Bank. Finally, if a Bank is to require Borrower to make payments under this Section then Bank must make a demand on Borrower to make such payment within ninety (90) days of the later of
(1) the date on which such capital costs are actually incurred by such Bank, or
(2) the date on which such Bank knows, or should have known, that such capital costs have been incurred by such Bank.

          SECTION 11.07. RIGHT OF SUBSTITUTION. Borrower and the Banks agree that if (1) a Bank requests compensation pursuant to Section 11.01 or
Section 11.06 or (2) Section 11.03 applies, Borrower shall have the right to substitute a bank to replace the Bank in question, provided, that, (1) all the terms and requirements of Section 13.04 are complied with, (2) Borrower compensates the Bank being removed for the losses, costs and expenses incurred by such Bank as a result of such substitution, which shall be limited to the costs and expenses of substituting the new bank as the issuer of all Letters of Credit issued by the Bank to be replaced, and payment to the replaced Bank of compensation in accordance with Section 11.05 as if all Loans transferred to the new bank by the replaced Bank were prepaid on the date of such assignment and the payment of the principal and interest owed to such replaced Bank.

                 ARTICLE XII.  FACILITY AND SYNDICATION AGENTS

          SECTION 12.01. APPOINTMENT, POWERS AND IMMUNITIES OF FACILITY AGENTS. Each Bank hereby irrevocably appoints and authorizes each Facility Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to such Facility Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Neither Facility Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank Party. Neither Facility Agent shall be responsible to any Bank Party for any recitals, statements, representations or warranties made by Borrower or any Consolidated Subsidiary or any officer or official of Borrower or any Consolidated Subsidiary or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or any other document or instrument referred to or provided for herein or therein, or for any failure by Borrower or any Consolidated Subsidiary to perform any of its obligations hereunder or thereunder. Either Facility Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Facility Agent nor any of their respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and such Facility Agent with respect to such Facility Agent's services hereunder.

          SECTION 12.02. RELIANCE BY FACILITY AGENTS. Each Facility Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Facility Agent. Each Facility Agent may deem and treat each Bank as the holder of the Advances made by it and Letters of Credit issued by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to such Facility Agent signed by such Bank shall have been furnished to such Facility Agent, but neither Facility Agent shall be required to deal with any Person who has acquired a participation in any Loan or a Letter of Credit from a Bank, other than each Bank in its capacity as a Participating Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, each Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Requisite Banks or Supermajority Banks, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and both Facility Agents and any other holder of all or any portion of any Loan or the issuer of any Letter of Credit.

          SECTION 12.03. DEFAULTS. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a Notice of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent shall take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Requisite Banks or Supermajority Banks, as the case may be; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not be required to take any such action which it determines to be contrary to Law.

          SECTION 12.04. RIGHTS OF FACILITY AGENTS AS BANKS. With respect to its Individual 364 Day Facility Commitment and Individual 5 Year Facility Commitment and Swing Line Commitment and Letter of Credit Commitment and the Advances and Letters of Credit provided by it, each Facility Agent in its capacity as a Bank or Letter of Credit Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as a Facility Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Facility Agent in its capacity as a Bank and the term "Letter of Credit Bank" shall mean the applicable Facility Agent in its capacity as Letter of Credit Bank. Both Facility Agents and their respective Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or any of their Affiliates as if it were not acting as a Facility Agent, and both Facility Agents may accept fees and other consideration from Borrower or any of its Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to any Bank.

          SECTION 12.05. INDEMNIFICATION OF FACILITY AGENTS. Each Bank agrees to indemnify each Facility Agent (to the extent not reimbursed under Section
13.03 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 13.03 or such provisions), for its proportionate share (based upon each Bank's total of (1) Individual 364 Day Facility Commitment plus (2) Individual 5 Year Facility Commitment, to the total of (1) the Total 364 Day Facility Commitments plus (2) the Total 5 Year Facility Commitments) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against either or both Facility Agents in any way relating to or arising out of this Agreement or any other Loan Document, or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 13.03) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Facility Agent or its directors, officers, employees or agents.

          SECTION 12.06. NON-RELIANCE ON FACILITY AGENTS AND SYNDICATION AGENTS AND OTHER BANK PARTIES. Each Bank agrees that it has, independently and without reliance on either Facility Agent, either Syndication Agent, any other Bank, Letter of Credit Bank, or any other Bank Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and the decision to enter into this Agreement and the other Loan Documents and that it will, independently and without reliance upon either Facility Agent, either Syndication Agent, any other Bank, Letter of Credit Bank, or any other Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. None of the Facility Agents, Syndication Agents or Letter of Credit Bank shall be required to keep itself informed as to the performance or observance by Borrower or any of its Subsidiaries of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Consolidated Subsidiary (or any of their Affiliates). None of the Facility Agents, Syndication Agents or Letter of Credit Bank shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower or any Consolidated Subsidiary (or any of their Affiliates) which may come into the possession of either Facility Agent, either Syndication Agent or Letter of Credit Bank, as the case may be, or any of their respective affiliates. Neither Facility Agent shall be required to file this Agreement or any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement or any other Loan Document or any document or instrument referred to herein or therein, to anyone. Each of the Banks acknowledges and agrees that the Syndication Agents only have the duties and responsibilities explicitly set forth in the Loan Documents.

          SECTION 12.07. FAILURE OF FACILITY AGENTS TO ACT. Except for action expressly required of the applicable Facility Agent hereunder, each Facility Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
12.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          SECTION 12.08. RESIGNATION OR REMOVAL OF FACILITY AGENTS. Subject to the appointment and acceptance of a successor Administrative Agent or Bid Agent, as the case may be, as provided below, either Facility Agent may resign at any time by giving written notice thereof to the Banks, Borrower, and the Syndication Agents, and either Facility Agent may be removed at any time with or without cause by the Requisite Banks and Bid Agent may be removed at any time with or without cause by Borrower; provided that Borrower and each other Bank Party shall be promptly notified thereof. Upon any such resignation or removal, the Requisite Banks shall have the right to appoint a successor Facility Agent which must be located in the United States of America. If no successor Facility Agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within thirty (30) days after the retiring Facility Agent's giving of notice of resignation or the Requisite Banks' or Borrower's removal of such retiring Facility Agent, then such retiring Facility Agent may, on behalf of the Banks, appoint a successor Facility Agent which must be located in the United States of America. The Requisite Banks or the retiring Facility Agent, as the case may be, shall upon the appointment of a successor Facility Agent promptly so notify Borrower and each other Bank Party. Upon the acceptance of any appointment as Administrative Agent or Bid Agent hereunder by a successor Administrative Agent or Bid Agent, as the case may be, such successor Administrative Agent or Bid Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Bid Agent, as the case may be, and the retiring Administrative Agent or Bid Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or Bid Agent's, as the case may be, resignation or removal hereunder as Administrative Agent or Bid Agent, as the case may be, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Bid Agent, as the case may be.

          SECTION 12.09. AMENDMENTS CONCERNING AGENCY FUNCTION. Neither Facility Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

          SECTION 12.10. Liability of Facility Agents. Neither Facility Agent shall have any liabilities or responsibilities to Borrower or any Consolidated Subsidiary or any of their Affiliates on account of the failure of any Bank or Letter of Credit Bank or any other Bank Party to perform its obligations hereunder or to any Bank or Letter of Credit Bank or any other Bank Party on account of the failure of Borrower or any Consolidated Subsidiary or any of their Affiliates to perform their respective obligations hereunder or under any other Loan Document.

          SECTION 12.11. TRANSFER OF AGENCY FUNCTION. Without the consent of Borrower or any Bank Party, either Facility Agent may at any time or from time to time transfer its functions as Administrative Agent or Bid Agent, as the case may be, hereunder to any of its offices located in the United States of America, provided that such Facility Agent shall promptly notify Borrower and each Bank Party.

          SECTION 12.12. NOTICES TO ADMINISTRATIVE AGENT. On or prior to 2:30 p.m. (Central time) on each Banking Day each Bank, including Letter of Credit Bank, will notify Administrative Agent of each Letter of Credit issued by such Bank on such Day, and all payments on, reimbursements made to such Bank, or terminations of Letters of Credit on such Day.

          SECTION 12.13. REPORTS. Promptly upon receipt of any information provided to Administrative Agent under Section 6.09, Administrative Agent will provide such information to each of the Banks. Within fifteen (15) days of the end of each month Administrative Agent will send to Borrower and each Bank a report for the prior month indicating as of the end of such month all Credit Facilities provided by such Bank.

          SECTION 12.14. WITHHOLDING TAXES. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and to Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower, as the case may be, to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the Laws of the United States of America or any state thereof, such Bank will furnish to Administrative Agent and Borrower Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank, as evidence of such Bank's exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Bank in respect of any Advance and reimbursements of Letters of Credit until such Bank shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

          SECTION 12.15. NON-RECEIPT OF FUNDS BY ADMINISTRATIVE AGENT. Unless Administrative Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to Administrative Agent for an Advance to be made by such Bank that such Bank will not make available to Administrative Agent such funds, Administrative Agent may assume that such Bank has made such funds available to Administrative Agent on the date of such Advance in accordance with the terms of this Agreement and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Bank shall not have made such funds available to Administrative Agent, such Bank agrees to repay Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Bank shall repay to Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the rate of interest applicable at the time to such proposed Advance.

           Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Bank hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.

                          ARTICLE XIII.  MISCELLANEOUS

          SECTION 13.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Facility Agents, the Syndication Agents and the Requisite Banks and in the case of a waiver or amendment relating to the Letters of Credit (Committed), Letter of Credit Bank, and, in the case of the waiver provided for under the second paragraph of Section 9.02, the Supermajority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Banks, do any of the following: (1) increase any Commitment (other than a reinstatement of a Commitment authorized by the Supermajority Banks); (2) reduce the principal of, or interest on, the Notes or the Commitment Fees; (3) change the Letter of Credit Fee; (4) postpone the date fixed for the payment of principal of, or interest on, the Notes or such Commitment Fees or any other amount due hereunder or under any other Loan Document, or, except as specifically provided for under Section 9.02 with regard to a waiver by the Supermajority Banks, waive any default in the payment of principal, interest, reimbursement obligations, or any other amount due hereunder or under any other Loan Document; (5) change the definition of "Requisite Banks", (6) change the definition of "Supermajority Banks", or (7) amend this Section. No failure on the part of Administrative Agent or any Bank or any other Bank Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

          SECTION 13.02. USURY. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

          SECTION 13.03. EXPENSES; INDEMNIFICATION. Borrower agrees to reimburse each of the Facility Agents and the Syndication Agents, on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for either Syndication Agent) up to a combined maximum amount of One Hundred Twenty-Five Thousand Dollars ($125,000) plus expenses incurred by such Facility Agents and Syndication Agents, in connection with the preparation of the Loan Documents. Borrower agrees to reimburse Administrative Agent, Bid Agent and each of the Banks on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for Administrative Agent, Bid Agent and each Bank) incurred by Administrative Agent, Bid Agent or any Bank in connection with compliance with any of the Loan Documents, or enforcement of this Agreement, the Notes, the Letters of Credit, or any other Loan Document. In addition to the foregoing, Borrower agrees to reimburse Administrative Agent and Bid Agent on demand for all fees and charges of external legal counsel for Administrative Agent or Bid Agent, as the case may be, incurred in connection with the administration of this Agreement (including, without limitation, the preparation of any amendments hereto or to the other Loan Documents or any consents furnished hereunder or under the other Loan Documents, but excluding any costs incurred in connection with any participation or assignment by a Bank).
Borrower agrees to and hereby does indemnify each Bank Party and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement or any of the Loan Documents or to any actual or proposed use by Borrower of the proceeds of the Loans or use of the Letters of Credit or to any violation or alleged violation of any Environmental Law by Borrower or any Restricted Subsidiary, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its directors, officers, employees or agents).

          Borrower, each of the Banks and Administrative Agent agree that the cost of each wire transfer to be made by each such Person pursuant to the terms of this Agreement will be borne by the Person making such transfer.

          The obligations of Borrower under this Section shall survive the repayment of the Loans, the reimbursement of all Letters of Credit, and payment of all amounts due under or in connection with any of the Loan Documents and the termination of the Commitments.

          SECTION 13.04. ASSIGNMENT; PARTICIPATION. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, Bid Agent, Syndication Agents and Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder. With the consent of Borrower (which consent shall not be unreasonably withheld or delayed), any Bank may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its portion of the Loans, and its Letters of Credit and its Participation. In no event shall a Participant constitute a Bank for purposes hereof. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Borrower and Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and the Facility Agents and Letter of Credit Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in the proviso in Section 13.01 without the consent of the Participant.

          Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a part (which are required to be proportional between the 364 Day Facility Commitment and the 364 Day Facility Loans (other than the Bid Loans) and the 5 Year Facility Commitment and the 5 Year Facility Loans, but are not required to be proportional between the 364 Day Facility Commitment and the 5 Year Facility Commitment) of its rights and obligations under this Agreement and its Notes and its Participations, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such Bank, with and subject to the consent of each of the Syndication Agents and Letter of Credit Bank and Borrower (which consent shall not be unreasonably withheld or delayed) provided, that, if the Assignee of any Bank is an Affiliate of such Bank, neither the consent of the Syndication Agents nor the consent of Borrower shall be required for such assignment but the consent of Letter of Credit Bank will be required; provided that, in each case, (1) the Commitments and Credit Facilities assigned are equal to or greater than the Minimum Assignment, (2) during the period from the Closing Date to May 14, 1997 and at all times thereafter that the assigning Bank is providing an Individual 364 Day Facility Commitment, the Commitments and Credit Facilities retained by the assigning Bank are equal to or greater than its Minimum Hold, and (3) the assigning Bank and Assignee shall pay Administrative Agent a processing and recordation fee of Five Thousand Dollars ($5,000). The Bank making the assignment and the Assignee will make whatever arrangement they decide to with regard to the outstanding Letters of Credit of the Bank making the assignment. If the assigning Bank continues to be the issuer of any Letters of Credit then it shall remain a Bank under this Agreement with regard to such Letters of Credit. Upon execution and delivery of such instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank with the Commitments as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, a new Note or Notes shall be issued by Borrower. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 12.14.

          Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank either to sell participations in or make assignments of its portion of the Loans and Letters of Credit as permitted by this Section.

          SECTION 13.05. NOTICES. Unless the party to be notified otherwise notifies each other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to each of the Facility Agents and each of the Syndication Agents by telephone, confirmed by telex, facsimile, or other writing, and to the Banks and to Borrower by ordinary mail, facsimile or telex addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if given by mail, upon receipt; and (2) if given by telex or facsimile, when the telex or facsimile is transmitted to the telex or facsimile number as aforesaid; provided that notices to each of the Facility Agents and the Banks shall be effective upon receipt.

          SECTION 13.06. SETOFF. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case such Bank shall promptly notify Borrower and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Each Bank agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Bank receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid to each of the Banks, then such Bank shall immediately purchase for cash from the other Banks participations sufficient in amount so that such payment shall effectively be shared pro rata with the other Banks in accordance with the amount, and to the extent, of their respective interests in all the Loans and Letters of Credit, provided, however, that if all or any portion of such payment is thereafter recovered from such Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereon.

          SECTION 13.07. JURISDICTION; IMMUNITIES. Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes, the Letters of Credit, or any other Loan Document, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in Section 13.05. Borrower agrees, to the extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non convenience. Borrower agrees that any action or proceeding brought against any Bank Party shall be brought only in New York State or United States Federal court sitting in New York City.

          Nothing in this Section shall affect the right of any Bank Party to serve legal process in any other manner permitted by Law or affect the right of any Bank Party to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

          To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives, to the extent permitted by law, such immunity in respect of its obligations under this Agreement, the Notes, the Letters or Credit, and any other Loan Document.

          SECTION 13.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          SECTION 13.09. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

          SECTION 13.10. EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          SECTION 13.11. TABLE OF CONTENTS; HEADINGS. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

          SECTION 13.12. SEVERABILITY. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, Governmental Authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

          SECTION 13.13. INTEGRATION. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and, except with regard to the Fee Letters, supersede any prior oral or written statements or agreements with respect to such transactions.

          SECTION 13.14. RENEWAL OF 364 DAY FACILITIES. On or before January 31, 1997, January 31, 1998 and January 31, 1999, the Syndication Agents will advise each of the Banks and Borrower of the Applicable Margins that will apply to the 364 Day Facility Loans if the 364 Day Facility is extended for an additional 364 Days after its then effective 364 Day Facility Maturity Date. Each Bank may determine, in its sole discretion, whether to agree to such renewal and shall give notice to Administrative Agent (which shall promptly send a copy of such notice to Borrower) on or before March 15, 1997, March 15, 1998 or March 15, 1999, respectively, of such determination, provided, that, the failure of a Bank to give such notice of determination shall be deemed to be a rejection of such extension by such Bank. If Banks providing one hundred percent (100%) of the 364 Day Facility Commitments approve of such renewal, then the 364 Day Facility Maturity Date will be extended for an additional 364 days as of the then effective 364 Day Facility Maturity Date. If Banks providing between seventy-five percent (75%) and one hundred percent (100%) of the 364 Day Facility Commitments approve of such renewal, then the 364 Day Facility Maturity Date will be extended for an additional 364 days as of the then effective 364 Day Facility Maturity Date but the Total 364 Day Facility Commitment during such period will be reduced to an amount equal to the total of (1) the aggregate of all Individual 364 Day Facility Commitments of the Banks renewing such Commitments plus (2) the aggregate of all Individual 364 Day Facility Commitments assigned from a non-renewing Bank to an Assignee in accordance with
Section 13.04 that agrees to such extension of the 364 Day Facility Maturity Date, plus (3) the aggregate of all Individual 364 Day Facility Commitments to be provided by other banks or financial institutions that become effective as of the requested renewal date for such Facility. A Bank that does not approve of such renewal will not have an Individual 364 Day Facility Commitment as of the date of renewal of the 364 Day Facility. If Banks providing less than seventy-five percent (75%) of the Total 364 Day Facility Commitment approve of such renewal, then the 364 Day Facility will terminate on its scheduled 364 Day Facility Maturity Date.

          SECTION 13.15. CONSENTS AND TERMINATIONS. Each Bank that is a party to this Agreement hereby consents, to the extent required under any agreement between the Bank and Borrower, to Borrower entering into this Agreement and obtaining the Credit Facilities provided under this Agreement. Borrower and each Bank that is a party to the Existing Credit Agreement hereby agrees that such Agreement (including all amendments and supplements) is terminated as of the closing, on the Closing Date.

          SECTION 13.16. DESIGNATION AS SENIOR INDEBTEDNESS. It is agreed that the indebtedness of Borrower for the payment of the principal of and interest on any Loan or Advance or, to the extent permitted by any indenture to which such subordinated debt is subject, any obligation under any Letter of Credit, including but not limited to any reimbursement obligation thereon, constitutes indebtedness of Borrower to the Bank that made the Loan or Advance or issued the Letter of Credit which is superior in right of payment to all present or future indebtedness of Borrower which by the terms of the instrument or instruments creating or evidencing such indebtedness is subordinated to any indebtedness of any kind of Borrower owing to such Bank, including, without limitation, indebtedness of Borrower evidenced by subordinated certificates of investment and subordinated capital investment certificates issued under the existing subordinated indentures and amendments which are set forth on Schedule 1.01B hereto.
          SECTION 13.17. CONFIDENTIALITY. Each Bank Party shall maintain the confidential nature of, and shall not use or disclose, any of Borrower's financial information, confidential information or trade secrets without first obtaining Borrower's written consent. Nothing in this Section shall require any Bank Party to obtain the consent of Borrower before exercising any of its respective rights under the Loan Documents upon the occurrence of an Event of Default. The obligations of the Bank Parties shall in no event apply to: (1) providing information about Borrower to any financial institution contemplated in Section 13.04 or to such Bank Party's parent holding company or any of such Bank Party's Affiliates; (2) any situation in which any Bank Party is required by Law or required by any Governmental Authority to disclose information;
(3) providing information to counsel to any Bank Party in connection with the transactions contemplated by the Loan Documents; (4) providing information to independent auditors retained by the Banks; (5) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Bank Party or any of its employees or agents thereof; (6) any information that is in the possession of any Bank Party prior to receipt thereof from Borrower or any other Person known to such Bank Party to be acting on behalf of Borrower;
(7) any information that is independently developed by any Bank Party; and (8) any information that is disclosed to any Bank Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Bank's confidentiality requirements continue after it is no longer a Bank under this Agreement.

          SECTION 13.18.  AGREEMENT IN WRITING.

          ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITORS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

          THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS BETWEEN FARMLAND INDUSTRIES, INC. AND THE BANKS AND SYNDICATION AGENTS LISTED BELOW, IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN SUCH PARTIES. THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENTS OR PRIOR WRITTEN CREDIT AGREEMENTS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. ANY ADDITIONAL TERMS OF THE LOAN DOCUMENTS BETWEEN SUCH PARTIES ARE SET FORTH BELOW.

          THERE ARE NO SUCH ORAL AGREEMENTS BETWEEN SUCH PARTIES.

          SECTION 13.19. JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                     FARMLAND INDUSTRIES, INC.

                     By:        /S/  JOHN F. BERARDI
                     Name:  John F. Berardi
                     Title:   Executive Vice President and
                           Chief Financial Officer

                             Address for Notices:

                             3315 North Farmland Trafficway
                             Kansas City, Missouri  64116

                             Attn:  Executive Vice President and
                                     Chief Financial Officer

                             Telecopy No.: (816) 459-5961



         CoBANK, ACB,
         as Syndication Agent, Administrative Agent, Bid Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $127,725,000
 5 Year Facility
  Commitment: $168,775,000
Swing Line
  Commitment: $25,000,000

                         By:     /S/  VIRGIL HARMS

                         Name:  Virgil Harms
                         Title: Senior Vice President

                         Applicable Lending Office for Base and LIBOR Advances:

                         245 North Waco
                         Wichita, Kansas  67202

                         Address for Notices:

                         245 North Waco
                         Wichita, Kansas  67202

                         Attention:  Greg Somerhalder

                         Telephone No.:  (316) 290-2052
                         Telecopy No.: (316) 290-2006
                         Telex No.: 3720469
                         Answerback: COBANK

                         Bank's National Office:
                         Department 167
                         Denver, Colorado  80291-0167

                         Payment Instructions:
                         Bank Name:  CoBank, ACB
                         ABA No. 3070-8875-4
                         Account Name: CoBank, ACB
                         Account No.:  19200110
                         Reference: Acct. #: Farmland SYND


                         COOPERATIEVE CENTRALE
                    RAIFFEISEN-BOERENLEENBANK B.A.,
                 "RABOBANK NEDERLAND", New York Branch,
                                       as Syndication Agent and Bank

Commitments:
 364-Day Facility
  Commitment: $74,750,000
 5 Year Facility
  Commitment: $40,250,000

                          By:       /S/     Elizabeth Hund
                          Name: Elizabeth Hund
                          Title: Vice President/ Team Leader

                          By:     /S/ JAN REECE
                          Name:      JAN REECE
                          Title:    VICE PRESIDENT & MANAGER

                        Applicable Lending Office for Base and LIBOR Advances:

                                Rabobank Nederland,
                                New York Branch
                                245 Park Avenue
                                New York, New York  10167

                          Address for Notices:
                                300 South Wacker Drive, Suite 3500
                                Chicago, Illinois  60606
                                Attention:  Elizabeth Hund
                                Telephone No.:  (312) 408-8249
                                Telecopy No.: (312) 408-8240

                          Bank's Office:
                                245 Park Avenue
                                New York, New York  10167

                          Payment Instructions:
                                Bank Name:  The Bank of New York
                                ABA No. 021000018
                                Account Name: Rabobank Nederland
                                Account No.: 8026002533
                                Reference: Farmland Industries
                             Attention:  Anette B.


                          ABN AMRO BANK N.V.,
                                 as Managing Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $58,500,000
 5 Year Facility
  Commitment: $31,500,000

                          By:          /S/ Angela Reitz
                          Name: Angela Reitz
                          Title:      Assistant Vice President

                          By:       THOMAS M. TOERPE

                          Name:          THOMAS M. TOERPE
                          Title:         VICE PRESIDENT

                        Applicable Lending Office for Base and LIBOR Advances:

                                135 South LaSalle Street, #625
                                Chicago, Illinois  60674-1028

                          Address for Notices:

                                135 South LaSalle Street, #625
                                Chicago, Illinois  60674-1028

                                Attention:  Angela Reitz/ Missy Bailey
                                Telephone No.:  (312) 904-5219/5362
                                Telecopy No.: (312) 606-8425
                                Telex No.: 6732700
                                Answerback: ABN AMRO CGO
                          Bank's Office:
                                135 South LaSalle Street, #625
                                Chicago, Illinois  60674-1028

                          Payment Instructions:
                                ABN AMRO Bank N.V., New York, NY
                                ABA No.:  026009580
                             Account Name: ABN AMRO Bank N.V.-
                                         Chicago Branch
                             Account No.: 651-0-010111-42
                              Reference: Farmland Industries


                        THE BANK OF NOVA SCOTIA,
                                       as Managing Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $58,500,000
 5 Year Facility
  Commitment: $31,500,000

                          By:        /S/    F.C.H. Ashby
                          Name: F.C.H. Ashby
                          Title:      Senior Manager - Loan Operations

                        Applicable Lending Office for Base and LIBOR Advances:

                          600 Peachtree Street N.E., Suite 2700
                          Atlanta, Georgia  30308

                          Address for Notices:
                                600 Peachtree Street N.E., Suite 2700
                          Atlanta, Georgia  30308

                          Attention:  Pearl Jackson/ Robert Gaviglio
                          Telephone No.: (404) 877-1539/
                                             (312) 201-4132
                                Telecopy No.:  (404) 888-8998/
                                             (312) 2014108

                    Bank's Office:

                          600 Peachtree Street N.E., Suite 2700
                          Atlanta, Georgia  30308

                    Payment Instructions:

                                Bank Name: The Bank of Nova Scotia,
                                      New York
                          ABA No. 026002532
                             Account Name:  The Bank of Nova Scotia,
                                      Atlanta
                          Account No.: 0606634
                             Reference: Farmland


                    THE CHASE MANHATTAN BANK, N.A.,
                                      as Managing Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $58,500,000
 5 Year Facility
  Commitment: $31,500,000

                          By:     /S/       William B. Murray
                          Name: William B. Murray
                          Title:      Vice President

                    Applicable Lending Office for Base and LIBOR Advances:

                                One Chase Manhattan Plaza
                                18th Floor
                                New York, New York  10081

                          Address for Notices:

                                One Chase Manhattan Plaza
                                18th Floor
                                New York, New York  10081
                                Attention: William B. Murray
                                Telephone No.:  (212) 552-1381
                                Telecopy No.: (212) 344-0246
                                Telex No.: 6716691
                                Answerback: CED UW

                          Bank's Office:
                             The Chase Manhattan Bank, N.A.
                                One Chase Manhattan Plaza
                                18th Floor
                                New York, New York  10081

                          Payment Instructions:
                                Bank Name: The Chase Manhattan Bank,
                                      N.A.
                                ABA No. 0210-0002-1
                                Account Name: Commodity Loan
                                             Operations, Proof #69
                                Account No.: 900-9-001216
                                Reference: Farmland Industries, Inc.


                       UNION BANK OF SWITZERLAND,
                       as Managing Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $58,500,000
 5 Year Facility
  Commitment: $31,500,000
                          By:      /S/  :Cathleen Callahan

                          Name: Cathleen Callahan
                          Title:      Vice President

                          By:         Hunter C. Smith

                          Name: Hunter C. Smith
                          Title: Assistant Treasurer

                    Applicable Lending Office for Base and LIBOR Advances:

                                299 Park Avenue
                                New York, New York 10171-0026

                          Address for Notices:

                                299 Park Avenue
                                New York, New York 10171-0026
                                Attention:  Cathleen Callahan
                                Telephone No.:  (212) 821-3062
                                Telecopy No.: (212) 821-3459
                                Telex No.: 620317
                                Answerback: UBS UW

                          Bank's Office:

                                299 Park Avenue
                                New York, New York 10171-0026

                          Payment Instructions:
                                Bank Name:  Union Bank of Switzerland
                                ABA No.: 026008439
                                Account Name: Loan Servicing
                                Account No.: 519243
                                Reference: Farmland Industries, Inc.


                       BANQUE NATIONALE de PARIS,
                  Chicago Branch, as Co-Agent and Bank
  Commitments:
 364-Day Facility
  Commitment: $43,875,000
 5 Year Facility
  Commitment: $23,625,000
                          By:       /S/      Arnaud Collin du Bocage

                          Name: Arnaud Collin du Bocage
                          Title:      General Manager and Executive Vice
                                      President

                    Applicable Lending Office for Base and LIBOR Advances:

                                209 South LaSalle
                                Chicago, Illinois 60604

                                Address for Notices:

                                209 South LaSalle
                                Chicago, Illinois 60604
                                Attention:  Michelle Tolliver
                                Telephone No.:  (312) 977-2242
                                Telecopy No.: (312) 977-1389

                                Bank's Office:

                                209 South LaSalle
                                Chicago, Illinois 60604

                                Payment Instructions:
                                Bank Name:  Banque Nationale de Paris
                                ABA No.:  026007689
                                Account Name:  Banque Nationale de Paris
                                          - Chicago Branch
                             Account No.:  14119400189


             BOATMEN'S FIRST NATIONAL BANK  OF KANSAS CITY,
                                                   as Agent and Bank
  Commitments:
 364-Day Facility
  Commitment: $29,250,000
 5 Year Facility
  Commitment: $15,750,000
                          By:     /S/        Ellen M. Isch

                          Name: Ellen M. Isch
                          Title:        VP

                        Applicable Lending Office for Base and LIBOR Advances:
                             Tenth & Baltimore
                                Kansas City, Missouri  64105 or

                             P.O. Box 419038
                             Kansas City, Missouri  64183
                        Address for Notices:
                             Tenth & Baltimore
                                Kansas City, Missouri  64105 or

                             P.O. Box 419038
                             Kansas City, Missouri  64183
                          Attention:  Ellen M. Isch
                                Telephone No.:  (816) 691-7748
                                Telecopy No.: (816) 691-7426

                        Bank's Office:
                             Tenth & Baltimore
                                Kansas City, Missouri  64105 or

                             P.O. Box 419038
                             Kansas City, Missouri  64183

                          Payment Instructions:
                                Bank Name: Boatmen's First National
                                            Bank of Kansas City
                                ABA No.:    101000035
                             Account Name: Commercial Loans
                                            Operations
                             Reference:     Farmland Industries, Inc.
                             Attn:    Larry Moss



                               NBD BANK,
                                            as Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $29,250,000
 5 Year Facilily
  Commitment: $15,750,000
                          By:     /S/     Thomas A. Levasseur

                          Name: Thomas A. Levasseur
                          Title: Vice President

              Applicable Lending Office for Base and LIBOR Advances:

                                611 Woodward Avenue
                                Detroit, Michigan  48226

                          Address for Notices:

                                611 Woodward Avenue
                                Detroit, Michigan  48226
                                Attention:  Thomas A. Levasseur
                                Telephone No.:  (313) 225-2557
                                Telecopy No.: (313) 225-1212
                                Telex No.:  4320060
                                Answerback:  NATIONBANK DET

                          Bank's Office:

                                611 Woodward Avenue
                                Detroit, Michigan  48226

                          Payment Instructions:
                                Bank Name:   NBD Bank
                                ABA No.: 072000326
                                Account Name: Commercial Loans
                                              Department
                                Account No.: 1807494
                                Reference: Farmland Industries, Inc.


                        THE SANWA BANK, LIMITED,
                   Chicago Branch, as Agent and Bank
Commitments:
 364-Day Facility
  Commitment: $29,250,000
 5 Year Facilily
  Commitment: $15,750,000
                          By:      /S/ GORDON R HOLTBY

                          Name:   Gordon R. Holtby
                          Title:        Vice President  and Manager

                    Applicable Lending Office for Base and LIBOR Advances:

                                10 South Wacker Drive, 31st Floor
                                Chicago, Illinois 60606

                          Address for Notices:

                                10 South Wacker Drive, 31st Floor
                                Chicago, Illinois 60606
                                Attention:  Kenneth C. Eichwald
                                Telephone No.:  (312) 368-3006
                                Telecopy No.: (312) 346-6677
                          Bank's Office:

                             The Sanwa Bank, Limited - Chicago Branch
                                10 South Wacker Drive, 31st Floor
                                Chicago, Illinois 60606

                          Payment Instructions:
                                Bank Name:  The Sanwa Bank, Limited -
                                            Chicago Branch
                                ABA No.:  071001805
                                Account Name:  Loan Administration
                                Reference:  Farmland Ind. L/T & S/T
                                           Commitments


                  CAISSE NATIONALE de CREDIT AGRICOLE,
                                  as Bank
Commitments:
 364-Day Facility
  Commitment: $23,400,000
 5 Year Facility
  Commitment: $12,600,000
                          By:      /S/   Brad Peterson

                          Name:         Brad Peterson
                          Title:        Vice President

                    Applicable Lending Office for Base and LIBOR Advances:

                                55 East Monroe
                                Suite 4700
                                Chicago, Illinois  60603

                          Address for Notices:
                                55 East Monroe
                                Suite 4700
                                Chicago, Illinois  60603

                                Attention:  Brad Peterson
                                Telephone No.:  (312) 917-7568
                                Telecopy No.: (312) 372-3455
                                Telex No.: 6734464
                                Answerback: CNCAUW

                          Bank's Office:
                                55 East Monroe
                                Suite 4700
                                Chicago, Illinois  60603

                          Payment Instructions:
                                Bank Name: Morgan Guaranty
                                ABA No.: 021000238
                                Account Name: CNCA Chicago
                                Account No:  63000205
                                Reference:  Farmland


                BANQUE FRANCAISE du COMMERCE EXTERIEUR,
                                  as Bank
Commitments:
 364-Day Facility
  Commitment: $14,625,000
 5 Year Facility
  Commitment: $7,875,000

                          By:     /S/  ALAIN LOISY
                          Name: Alain Loisy
                          Title:         F.V.P.

                          By:     /S/       J-B Gauthier
                          Name: J-B Gauthier
                          Title:         A.V.P.

                    Applicable Lending Office for Base and LIBOR Advances:
                                645 Fifth Avenue, 20th Floor
                             New York, New York 10022


                          Address for Notices:
                                645 Fifth Avenue, 20th Floor
                             New York, New York 10022

                                Attention:  J.B. Gauthier
                                Telephone No.:  (212) 872-5030
                                Telecopy No.: (212) 872-5045
                                Telex No. & Answerback: 422684/BFCE &
                                            236978/BFCE

                          Bank's Office:
                                645 Fifth Avenue, 20th Floor
                             New York, New York 10022

                          Payment Instructions:
                                Bank Name: Chemical Bank NA,
                                       New York
                                ABA No.: 0210-0012-8
                                Account Name: Banque Francaise du
                                              Commerce Exterieur
                             Account Number: 544-7-75330
                                Reference: Farmland / Commodities


                          COMMERCE BANK, N.A.,
                                  as Bank
Commitments:
 364-Day Facility
  Commitment: $14,625,000
 5 Year Facility
  Commitment: $7,875,000

                          By:     /S/ Kevin Barth
                          Name: Kevin Barth
                          Title:      Executive Vice President

                    Applicable Lending Office for Base and LIBOR Advances:

                                1000 Walnut Street
                                P.O. Box 419248 (BB17-3)
                                Kansas City, Missouri  64141-6248

                          Address for Notices:
                                1000 Walnut Street
                                P.O. Box 419248 (BB17-3)
                                Kansas City, Missouri  64141-6248

                                Attention:  Tracy Lind
                                Telephone No.:  (816) 234-1706
                                Telecopy No.: (816) 234-7290
                                Bank's Office:

                                1000 Walnut Street
                                P.O. Box 419248
                                Kansas City, Missouri  64141-6248


                          Payment Instructions:
                                Bank Name: Commerce Bank, N.A.
                                ABA No.: 101000019
                                Account Name: Farmland Industries
                                Account No:  1015627
                                Reference: Paydown/Advance (as applicable)



                            CREDIT LYONNAIS
                        Chicago Branch, as Bank

Commitments:
 364-Day Facility
  Commitment: $14,625,000
 5 Year Facility
  Commitment: $7,875,000

                          By:    /S/ Sandra E. Horwitz
                          Name:  Sandra E. Horwitz
                          Title:  First Vice President

                        Applicable Lending Office for Base and LIBOR Advances:

                                227 West Monroe Street, Suite 3800
                                Chicago, Illinois  60606

                          Address for Notices:

                                227 West Monroe Street, Suite 3800
                                Chicago, Illinois  60606

                                Attention:  David Nelson
                                Telephone No.:  (312) 220-7306
                                Telecopy No.: (312) 641-0527
                                Telex No.: 6871734

                                                  Answerback: CREDCHG UW

                          Bank's Office:
                                227 West Monroe Street, Suite 3800
                                Chicago, Illinois  60606

                          Payment Instructions:
                                Bank Name:  Credit Lyonnais - New York
                                ABA No.:  0260-0807-3
                                Account Name: Credit Lyonnais - Chicago
                                Account No.:  01.006880001.00
                                                  Reference: Farmland
Industries

                 DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                     Cayman Island Branch, as Bank
Commitments:
 364-Day Facility
  Commitment:$14,625,000
 5 Year Facility
  Commitment:$7,875,000

                         By:       /S/  JOHN L.DEAN
                          Name:       John L. Dean
                          Title:        Senior Vice President

              Applicable Lending Office for Base and LIBOR Advances:

                          DG Bank
                          609 Fifth Avenue
                          New York, New York  10017


                          Address for Notices:

                          609 Fifth Avenue
                          New York, New York  10017

                          Attention:  John L. Dean / Norah E. McCann
                          Telephone No.:  (212) 745-1580/ 1584
                          Telecopy No.: (212) 745-1556/ 1550

                          Bank's Office:
                          609 Fifth Avenue
                          New York, New York  10017

                          Payment Instructions:
                          (1) DG Bank via CHIPS SYSTEM
                              DG Bank ABA No.: 845
                          (2) Federal Reserve Bank of New York
                               Routing/Account No. 026008455



  EXHIBITS, SCHEDULES, AND OTHER CLOSING DOCUMENTS NOT FILED WITH THIS 10-Q FOR
                         THE QUARTER ENDED MAY 31, 1996

     The contents of all exhibits, schedules, and other closing documents referenced in and not filed with the Credit Agreement for Farmland Industries, Inc. dated May 15, 1996 are identified below. A copy of any omitted exhibits, schedules, or other closing documents will be furnished to the Security and Exchange Commission upon request.


                                    EXHIBITS

Exhibit A, referenced in Section 2.13, is a specimen copy of a 364 Day Facility Note.

Exhibit B, referenced in Section 2.13, is a specimen copy of a Swing Line Note.

Exhibit C, referenced in Section 2.13, is a specimen copy of a Bid Note.

Exhibit D, referenced in Section 2.13, is a specimen copy of a 5 Year Facility Note.

Exhibit E, referenced in Section 2.06, is a specimen copy of a 364 Day Borrowing Notice.

Exhibit F, referenced in Section 2.08, is a specimen copy of a Bid Quote
Request.

Exhibit G, referenced in Section 2.08, is a specimen copy of a Bid Quote.

Exhibit H, referenced in Section 2.08, is a specimen copy of a Bid Notice of Borrowing.

Exhibit I, referenced in Section 2.09, is a specimen copy of a 5 Year Borrowing Notice.

Exhibit J, referenced in Section 13.04, is a specimen copy of an Assignment and Assumption Agreement.


                                   SCHEDULES

Schedule 1.01A, referenced in Section 1.01, is the Pricing Schedule.

Schedule 1.01B, referenced in Section 4.05, is a schedule of Existing Subordinated Indentures.

Schedule 1.01C, referenced in Section 1.01, is a schedule of Restricted Subsidiaries as of the Closing Date.

Schedule 3.08, referenced is Section 3.08, is a schedule of Outstanding Letters of Credit as of the Closing Date.

Schedule 5.04, referenced in Section 5.04, relates to certain Litigation.

Schedule 5.07, referenced in Section 5.07, relates to certain Taxes.

Schedule 5.08, referenced in Section 5.08, relates to certain ERISA information.

Schedule 5.14, referenced in Section 5.14, is a schedule of certain Partnerships and Joint Ventures of Farmland Industries, Inc.

Schedule 5.15, referenced in Section 5.15, relates to certain Environmental issues of Farmland Industries, Inc.

Schedule 7.11, referenced in Section 7.11, is a schedule of certain Investments as of March 31, 1996.


                            OTHER CLOSING DOCUMENTS

Copy of Secretary's Certificate of Farmland Industries, Inc. attesting to Articles of Incorporation of Farmland Industries, Inc., By-Laws of Farmland Industries, Inc. and Resolutions of Farmland Industries, Inc. related to this Credit Agreement

Copy of Certificate of Incumbency of Farmland Industries, Inc.

Copy of Certificate of Good Standing of Farmland Industries, Inc. from the State of Kansas

Copy of Certificate of Good Standing of Farmland Foods, Inc. from the State of Kansas

Copy of Officer's Certificate of Farmland Industries, Inc. with respect to (I) representations and warranties and (ii) no event of default

Copy of 364 Day Facility Note with
     CoBank, ACB
     Cooperatieve Centrale Raiffeisen-Boerenlenbank B.A. "Rabobank Nederland" ABN AMRO Bank N.V.
     The Bank of Nova Scotia
     The Chase Manhattan Bank, N.A.
     Union Bank of Switzerland
     Banque Nationale de Paris
     Boatmen's First National Bank of Kansas City
     NBD Bank
     The Sanwa Bank, Limited, Chicago Branch
     Caisse Nationale de Credit Agricole
     Banque Francaise du Commerce Exterieur
     Commerce Bank, N.A.
     Credit Lyonnais Chicago Branch
     DG Bank Deutsche Genossenschaftsbank, Cayman Island Branch

Copy of 5 Year Facility Note
     CoBank, ACB
     Cooperatieve Centrale Raiffeisen-Boerenlenbank B.A. "Rabobank Nederland" ABN AMRO Bank N.V.
     The Bank of Nova Scotia
     The Chase Manhattan Bank, N.A.
     Union Bank of Switzerland
     Banque Nationale de Paris
     Boatmen's First National Bank of Kansas City
     NBD Bank
     The Sanwa Bank, Limited, Chicago Branch
     Caisse Nationale de Credit Agricole
     Banque Francaise du Commerce Exterieur
     Commerce Bank, N.A.
     Credit Lyonnais Chicago Branch
     DG Bank Deutsche Genossenschaftsbank, Cayman Island Branch

Copy of Bid Note:
     CoBank, ACB
     Cooperatieve Centrale Raiffeisen-Boerenlenbank B.A. "Rabobank Nederland" ABN AMRO Bank N.V.
     The Bank of Nova Scotia
     The Chase Manhattan Bank, N.A.
     Union Bank of Switzerland
     Banque Nationale de Paris
     Boatmen's First National Bank of Kansas City
     NBD Bank
     The Sanwa Bank, Limited, Chicago Branch
     Caisse Nationale de Credit Agricole
     Banque Francaise du Commerce Exterieur
     Commerce Bank, N.A.
     Credit Lyonnais Chicago Branch
     DG Bank Deutsche Genossenschaftsbank, Cayman Island Branch

Copy of Swing Line Note:
     CoBank, ACB

                                    OPINIONS

Copy of Opinion of Robert B. Terry, counsel to Farmland Industries, Inc., dated May 15, 1996

Copy of Opinion of Fried, Frank, Harris, Shriver & Jacobson, New York counsel to Farmland Industries, Inc., dated May 15, 1996